UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Pure Storage, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PROXY STATEMENT

Notice of 2024 Annual Meeting of Stockholders

PURESTORAGE®

WWW.PURESTORAGE.COM

"Thank you for being a part of our journey in making Pure Storage the undisputed leader in the data storage and services industry." Charles Giancarlo Chairman and CEO, Pure Storage
Dear Stockholders,
Fiscal 2024 was a pivotal year for Pure as we achieved several major milestones on our way to leading the data storage industry, not only in technology, but market share as well. First, we transitioned from a provider of leading storage products to the provider of the most consistent and comprehensive data storage platform with the introduction of our //E family to replace hard disk systems.
The second major transition in fiscal 2024 was the extraordinary growth of our Evergreen//One as-a-service offering, representing a major shift in our revenue base from sales of product, to sales of storage services. While this shift has a short term impact on our reported revenue growth, it represents a high long term positive impact on the quality and stability of our revenue and earnings.
With the Pure Storage platform, we can now meet the majority of a customer's storage requirements with a uniform software environment, cloud-like efficiency and all-Flash performance. We guarantee customers the ability to avoid the painful re-purchasing and disruptive replacement of outdated mechanical hard disk drive systems every four-to-five years. This promise drove strong demand for our Evergreen subscription services, resulting in subscription revenues reaching 42% of our total revenue.
Over the past year, we catalyzed change in the data storage industry on numerous fronts. Firstly, by introducing our //E family of products, we created a new product category that experienced the fastest sales growth of any new Pure product. For the first time, we now offer a complete range of data storage capabilities to customers, now including bulk storage, signaling that Flash technology is ready to replace hard disk drives in the data center.
Our commitment to putting customers first is illustrated by our Net Promoter Score (NPS), a standard industry metric—which measures the willingness of customers to positively promote our company. Pure Storage is continually the best NPS in the high tech industry, at 82 last year. It is a testament to how much our customers value and recommend our services.
Our platform strategy is gaining traction with large enterprises. It is proving to be the smarter option for our 12,500 customers to avoid the complexity and risks of managing multiple, fragmented storage systems that are hard to manage and create data silos. A fragmented data environment is a major problem for companies seeking to make the most of artificial intelligence. It holds business back from fully leveraging their own data. Pure stands alone in solving both these issues for our customers, enabling their business to connect data on a single Flash operating and management environment that is fast, reliable, and with ample performance for AI.
Pioneering AI storage innovation since 2017, co-developing our AIRI product with NVIDIA, Pure continues to be our customers’ go-to partner for storage for AI. We persist in our research and development efforts to support AI, which will not only enhance storage capabilities for high-end applications, but we also believe, elevate overall storage performance across the multitude of IT environments. Portworx, our cloud-native storage software platform for Kubernetes, witnessed increased deployment and growth as customers increasingly graduated their container-based development projects to production scale.
Our cloud strategy continued to gain traction in fiscal 2024, as we delivered on our growth pillar of a hybrid cloud architecture and data services for modern applications, aided by partnerships like Microsoft Azure. Our Purity software available on Azure and AWS as Cloud Block Store, offers customers enterprise class storage services which are faster, more compatible and more cost-effective than native cloud services without our software. Pure Fusion enables our customers to manage all of their data across data centers and clouds with unparalleled efficiency, as one unified pool of storage.

Pure Storage is saving customers millions of dollars on cloud services while enhancing their use of both private and public clouds and enabling their developers access to customizable data services through APIs. With Pure Fusion, managing data—whether on-premise, or in the cloud—is as simple as using any other cloud service.
Over the course of the year, we set a number of remarkable, first-of-a-kind industry standards. From introducing eight new service level agreement (SLAs) guarantees for Evergreen//One that include our groundbreaking Paid Power and Rack program (PPR). PPR pays customers for the costs of electricity and rack space for hosting our Evergreen//One service in their data centers. With Pure products, customers achieve up to 85% reduction in energy use and carbon emissions and up to 95% less rack space than competing offerings. This unique program is only possible because our unique Direct to Flash Purity software is the only software that is able to manage raw Flash, rather than inefficient SSDs. Purity and DirectFlash together provide the most energy-efficient and dependable storage technology in the industry. Our Evergreen//One SLAs also guarantee no change related downtime, no need for future data migrations for hardware updates, and no data loss.
2023 marked a decade of continuous recognition for our industry leadership and continued innovation, with our naming as a leader in the Gartner Magic Quadrants for both Primary Storage and Distributed File Systems & Object Storage for the 10th consecutive year. Additionally, IDC recognized Portworx's industry leadership in their new and latest Kubernetes Container Data Management category.
We entered into fiscal 2025 with renewed energy for our mission to store, manage, and protect the world’s data. We have a strong expectation of getting back to double-digit revenue growth and continuing growth from our Evergreen and Portworx subscriptions.
Our team is committed to capturing increased market share and pushing the boundaries of cloud and enterprise data storage management, while continuing to focus on changing the energy intensity of data centers by replacing hard disk drives, and minimizing energy consumption, physical space requirements, and electronic waste.
We appreciate your ongoing support as partners in Pure Storage.
Sincerely,
CHARLES GIANCARLO
Chairman and CEO, Pure Storage

2555 Augustine Dr.
Santa Clara, California 95054
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE AND TIME	LOCATION	RECORD DATE
June 12, 2024 at 8:30 am PT	Via live webcast at www.virtualshareholdermeeting.com/PSTG2024	April 17, 2024 Only stockholders of record at the close of business on the record date may vote at the meeting or any adjournment thereof.

VOTING PROPOSALS

Board Recommendation
PROPOSAL 1: To elect three Class III directors to serve until our annual meeting of stockholders in 2027;	FOR each nominee
PROPOSAL 2: To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending February 2, 2025; and	FOR
PROPOSAL 3: To consider an advisory vote on the compensation of our named executive officers, as described in this proxy statement.	FOR
These items of business are more fully described in the proxy materials accompanying this notice. In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting. This proxy statement and the proxy card or the Notice of Internet Availability of Proxy Materials are first being mailed or made available to all stockholders of record on or about May 3, 2024.
By Order of the Board of Directors
NICOLE ARMSTRONG
Chief Administrative & Legal Officer and Corporate Secretary
Santa Clara, California
May 3, 2024

You are cordially invited to attend the virtual annual meeting. Whether you expect to attend the meeting, you are urged to vote and submit your proxy by following the procedures described in the proxy or notice card. Even if you have voted by proxy, you may still vote during the meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote during the meeting, you must follow the instructions from such agent.

4

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this proxy statement.
MATTERS TO BE VOTED ON

PROPOSAL 1: ELECTION OF CLASS III DIRECTORS
Jeff Rothschild, Susan Taylor and Mallun Yen have been nominated for election as Class III directors. Our board of directors and our nominating and corporate governance committee believe that the director nominees possess the necessary qualifications to provide effective oversight of the business and quality advice to our management team.

The board of directors recommends a vote FOR each nominee.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our board of directors and audit and risk committee (our audit committee) believe that the continued retention of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 2, 2025 is in the best interests of our company and its stockholders. As a matter of good corporate governance, our board of directors is asking stockholders to ratify the audit committee’s selection of the independent registered public accounting firm.

The board of directors recommends a vote FOR this proposal.

PROPOSAL 3: ADVISORY VOTE TO APPROVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Our executive compensation program is designed to promote long-term stockholder value creation and support our strategy by encouraging growth while prudently managing profitability and risk, attracting and retaining key talent, and appropriately aligning pay with performance.

The board of directors recommends a vote FOR this proposal.

2024 PROXY STATEMENT	5

PROXY STATEMENT SUMMARY
FISCAL 2024 BUSINESS AND FINANCIAL HIGHLIGHTS
Data is foundational to our customers’ digital transformation, and we are focused on delivering an innovative and disruptive data storage platform that enables customers to maximize the value of their data.
We are a global leader in data storage and management with a mission to redefine the storage experience by simplifying how people consume and interact with data. Our vision of an all-flash data center integrates our foundation of simplicity and reliability with four major market trends that are impacting all organizations large and small: (1) increasing demand to consume data storage as a service; (2) the shift to modernizing today's data infrastructure with all-flash; (3) the increase of modern cloud-native applications; and (4) increasing demand for data storage to support the acceleration in artificial intelligence adoption while managing rising energy costs.
Out data storage platform supports a wide range of structured and unstructured data, at scale and across any data workloads in hybrid and public cloud environments, and includes mission-critical production, test and development, analytics, disaster recovery, backup and restore, AI and machine learning.
Our highlights for fiscal 2024 include:
•Market-Leading Portfolio Innovation: Pure introduced the cost-optimized //E Family with FlashBlade//E, followed by FlashArray//E, enabling customers to leverage flash storage for any workload. Additionally, Pure delivered its largest ever performance, efficiency, and security advancements with the next generation FlashArray//X and FlashArray//C.
•Strong Subscription Services Momentum: Pure set a new industry standard in fiscal 2024 with eight total service level agreements (SLAs) across its Evergreen portfolio, including the first and only Paid Power & Rack commitment for Evergreen//One and Evergreen//Flex, in addition to first-of-its-kind energy efficiency and ransomware recovery guarantees.
•AI Customer Impact: Pure continued to add to its 100+ customers across a wide variety of AI use cases, including self-driving cars, financial services, genomics, gaming, manufacturing, and many more.
•Industry Recognition: Pure was named a leader in the Gartner Magic Quadrants for both Primary Storage and Distributed File Systems & Object Storage, marking its 10th consecutive year as a leader. Pure was also named a leader in the inaugural IDC MarketSpace: Worldwide Container Data Management 2023 Vendor Assessment.
Looking forward, our four strategic growth pillars are as follows: (i) grow our subscription services business and drive differentiation with our as-a-Service and Cloud operating model; (ii) expand All-Flash into new use cases served by disk today; (iii) deliver hybrid cloud architecture and data services for modern applications; and (iv) meet the customer demand for AI with our energy efficient data storage platform.

6

PROXY STATEMENT SUMMARY
CORPORATE GOVERNANCE HIGHLIGHTS
BOARD COMPOSITION SNAPSHOT
As of April 30, 2024:

INDEPENDENCE	TENURE	AGE	GENDER	UNDERREPRESENTED COMMUNITIES (URC)

2
8
URC (Ethnic, racial or LGBTQ diversity)
Non-URC

BOARD MEMBERS
The following table provides summary information about each director nominee and other directors as of April 30, 2024.

					Board Committees
Name	Class	Age	Indep.	Director Since	Audit and Risk	Compensation and Talent	Nominating and Corporate Governance	Other Public Boards
2024 Director Nominees
Jeff Rothschild Former VP of Technology, Facebook	III	69	Yes	2018				-
Susan Taylor Former Chief Accounting Officer, Meta Platforms	III	55	Yes	2018				-
Mallun Yen Founder and General Partner, Operator Collective	III	53	Yes	2021				-
Continuing Directors
Andrew Brown Chief Executive Officer, Sand Hill East and Chief Executive Officer and Co-owner, Biz Tectonics	II	60	Yes	2019				1
John “Coz” Colgrove Chief Visionary Officer	II	61	No	2009				-
Scott Dietzen Vice Chairman and Former CEO, Pure Storage	I	61	Yes	2010				-
Charles Giancarlo Chairman and Chief Executive Officer	I	66	No	2017				2
John Murphy Former Chief Financial Officer, Adobe	I	55	Yes	2021				2
Roxanne Taylor Former Chief Marketing & Communications Officer, Accenture	II	67	Yes	2019				2
Greg Tomb President, Censia	I	58	Yes	2020				-

Chair	Member	Chair/Financial Expert	Member/Financial Expert

2024 PROXY STATEMENT	7

PROXY STATEMENT SUMMARY
EXECUTIVE COMPENSATION HIGHLIGHTS
In fiscal 2024, our compensation and talent committee (our compensation committee) approved compensation packages for our executive officers that maintained our robust “pay for performance” philosophy. Fiscal 2024 cash bonus awards relied on annual revenue, operating profit and customer satisfaction metrics, as well as individual performance. Fiscal 2024 equity awards were 100% performance-based awards, based on an annual metric that measured growth in revenue and subscription annual recurring revenue (ARR) growth, as ultimately adjusted by our board of directors for stronger-than-expected sales of our Evergreen//One and Evergreen//Flex consumption and subscription-based offerings in fiscal 2024. These equity awards are further subject to time-based vesting over a multi-year period. Our “pay for performance” program produced the intended results. We set targets that were challenging in the face of macro uncertainty -- growing our subscription sales and maintaining revenue growth, profitability and high customer satisfaction. While we met profitability and NPS targets, we missed our revenue target, and accordingly, our corporate performance factor for the bonus awards was funded at 76% and the equity awards were earned at 80% of target. We also introduced long-term performance equity awards with a five-year performance period, dependent on significant market capitalization growth. The program is discussed in detail in the section titled “Compensation Discussion and Analysis” below.
OUR EXECUTIVE COMPENSATION PRACTICES
Our executive compensation policies and practices reinforce our “pay for performance” philosophy and ensure that compensation is meaningfully tied to the creation of long-term stockholder value. Listed below are highlights of our compensation policies and practices:

WHAT WE DO	WHAT WE DON’T DO

•Performance-based cash and equity incentives
•Caps on performance-based cash and equity incentive compensation as relates to the corporate performance factor
•100% independent directors on our compensation committee
•Independent compensation consultant engaged by our compensation committee
•Annual review and approval of our compensation strategy
•Significant portion of compensation based on corporate metrics
•Three-year equity vesting period
•Stock ownership guidelines
•Policy regarding incentive compensation clawback

•No “single trigger” change of control payments or benefits
•No post-termination retirement or pension-type non-cash benefits
•No perquisites other than those available to our employees generally
•No tax gross-ups for change of control payments or benefits

PERFORMANCE-BASED EXECUTIVE OFFICER PAY
The chart below shows the pay components and mix for our Chief Executive Officer for fiscal 2024 (based on base salary, target cash bonus and grant date fair value of equity award at target). This chart illustrates the predominance of at-risk and performance-based components in our executive compensation program. Our other executive officers have pay packages that are similarly weighted toward performance-based components. We believe these components provide a compensation package that helps attract and retain qualified individuals, focuses the efforts of our executive officers on the achievement of both our short-term and long-term objectives and aligns the interests of our officers with those of our stockholders.

CEO - % OF TOTAL TARGET PAY

8

2024 PROXY STATEMENT	9

2555 Augustine Dr.
Santa Clara, California 95054
PROXY STATEMENT
For the 2024 Annual Meeting of Stockholders
To Be Held On June 12, 2024 at 8:30 am PT
Our board of directors is soliciting your proxy to vote at the 2024 annual meeting of stockholders of Pure Storage, Inc., a Delaware corporation (Pure), to be held virtually, via live webcast at www.virtualshareholdermeeting.com/PSTG2024, originating from Santa Clara, California, on Wednesday, June 12, 2024 at 8:30 am PT, and any adjournment or postponement thereof.
For the meeting, we have elected to furnish our proxy materials, including this proxy statement and our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (SEC) on April 1, 2024, to our stockholders primarily via the internet. Beginning on or about May 3, 2024, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the Notice) that contains notice of the meeting and instructions on how to access our proxy materials on the internet, how to vote at the meeting, and how to request printed copies of the proxy materials. Stockholders may request to receive all future materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. A stockholder’s election to receive proxy materials by mail or email will remain in effect until revoked. We encourage stockholders to take advantage of the availability of the proxy materials on the internet to help reduce the environmental impact and the cost of our annual meetings.
To attend, vote, and submit questions during the annual meeting visit www.virtualshareholdermeeting.com/PSTG2024 and enter the 16-digit control number included in the Notice or on your proxy card. If you encounter difficulties accessing the virtual meeting, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/PSTG2024.
Only stockholders of record at the close of business on April 17, 2024 (the record date) will be entitled to vote at the meeting. On the record date, there were 325,095,040 shares of common stock outstanding and entitled to vote. Each holder of common stock will have the right to one vote per share. A list of stockholders entitled to vote at the meeting will be available for examination during normal business hours for ten days before the meeting at our address above. The stockholder list will also be available online during the meeting. If you plan to attend the meeting online, please see the instructions elsewhere in this proxy statement.
In this proxy statement, we refer to Pure Storage, Inc. as “Pure Storage,” "Pure," "the company," “we” or “us” and the board of directors of Pure as “our board of directors.” Our Annual Report on Form 10-K, which contains consolidated financial statements as of and for the fiscal year ended February 4, 2024 (fiscal 2024), accompanies this proxy statement. You may also obtain a copy of our Annual Report on Form 10-K relating to fiscal 2024, without charge, by writing to our Secretary at our address above.

10

PROPOSAL 1 ELECTION OF DIRECTORS

Our board of directors recommends a vote FOR all Class III director nominees.
Our board of directors currently consists of ten members. Our board is divided into three classes with each class serving staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election until the third annual meeting following the election. Any directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.
Jeff Rothschild, Susan Taylor and Mallun Yen are currently directors of Pure and have been nominated to continue to serve as Class III directors. Each of these nominees has agreed to stand for reelection at the meeting. Our management has no reason to believe that any nominee will be unable to serve. If elected at the meeting, each of these nominees will serve until the annual meeting of stockholders to be held in 2027 and until his or her successor has been duly elected, or if sooner, until the director’s death, resignation or removal.
Our nominating and corporate governance committee (our governance committee) seeks to assemble a board of directors that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct our business. To that end, the governance committee has identified and evaluated nominees in the broader context of our board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities deemed critical to the effective functioning of our board of directors.
VOTE REQUIRED
Directors are elected by a plurality of the votes of the holders of shares present at the meeting or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by our governance committee.
DIRECTOR NOMINATION AND BOARD REFRESHMENT PROCESS
In evaluating candidates for our board, our governance committee considers such factors as possessing relevant expertise to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the company, having the ability to read and understand basic financial statements, demonstrated commitment to the highest personal integrity and ethics, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. These qualifications may be modified from time to time. The governance committee also considers the board's overall balance of diversity in terms of perspectives, experiences and backgrounds (including corporate backgrounds beyond the executive suite and non-corporate backgrounds), as well as other factors such as diversity of race, ethnicity, gender, age, sexual orientation, veteran status and disability status. The governance committee takes into account the current composition of our board of directors, the operating requirements of the company and the long-term interests of stockholders. To reflect our commitment to diversity, it is the policy of the board of directors that qualified diverse candidates (including race, ethnicity, gender and sexual orientation) shall be included in the pool from which director nominees are considered.
In the case of incumbent directors whose terms of office are set to expire, our governance committee will review the directors’ prior service to us, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the governance committee also evaluates whether the nominee is independent, based upon applicable NYSE listing standards and SEC rules and regulations, and the advice of counsel, if necessary. The governance committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our board of directors. The governance committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to our board of directors.

2024 PROXY STATEMENT	11

PROPOSAL 1 - ELECTION OF DIRECTORS
Our governance committee intends to evaluate director candidates recommended by stockholders based on the factors and qualifications discussed above, though it has not implemented a formal policy regarding such process. Our board believes that it is appropriate that the governance committee does not have such a policy because it reviews all candidates in the same manner regardless of the source of the recommendation. The governance committee may in the future implement a formal policy regarding consideration of director candidates recommended by stockholders.
Below is a summary of the primary skills, experience and qualifications that our directors bring to our board of directors:
Our board of directors believes that rotation of directors is integral to an effective governance structure. Moreover, rotation brings diverse viewpoints, new perspectives, and a variety of skills and professional experiences, which are important components of governance and promoting the long-term interests of stockholders. In identifying board candidates, our board of directors seeks candidates with diverse backgrounds and believes that a greater breadth of personal and professional experience improves the quality of decision making and enhances business performance.
Our board of directors has a balance of new and continuing directors, with an average tenure of approximately 6.6 years as of April 30, 2024.

12

PROPOSAL 1 - ELECTION OF DIRECTORS
NOMINEES FOR ELECTION UNTIL THE 2027 ANNUAL MEETING OF STOCKHOLDERS

JEFF ROTHSCHILD Independent
	Age: 69	Director Since: April 2018

Board Member Committee(s): Governance
BACKGROUND
Mr. Rothschild previously served as an Advisor and Venture Partner at Accel Partners, a venture capital firm, from 1999 to 2022. Mr. Rothschild was the VP of Technology at Facebook, a social media and technology company, from 2005 to 2015. Mr. Rothschild co-founded Veritas Software Corp., a provider of storage management solutions, where his role included product strategy, sales and marketing. Prior to Veritas, Mr. Rothschild worked with a number of companies in the areas of storage management, system software and networking. Mr. Rothschild is the Vice-Chairman of The Vanderbilt University Board of Trustees and a member of the Board of Directors of Stanford Health Care. Mr. Rothschild holds an M.S. in Computer Science and a B.A. in Psychology from Vanderbilt University.
QUALIFICATIONS FOR BOARD SERVICE
Mr. Rothschild’s qualifications for board service include his extensive technical and executive leadership and operational experience within technology companies, as well as his relevant infrastructure knowledge and perspective, particular as a technology vendor and customer.

2024 PROXY STATEMENT	13

PROPOSAL 1 - ELECTION OF DIRECTORS

SUSAN TAYLOR Independent
	Age: 55	Director Since: October 2018

Board Member Committee(s): Audit Compensation
BACKGROUND
Ms. Taylor previously served as Chief Accounting Officer of Meta Platforms, Inc., a social media and technology company, from April 2017 until June 2023. From 2012 to 2017, Ms. Taylor served as Vice President, Controller, and Chief Accounting Officer of LinkedIn Corporation, a professional social networking company. From 2009 to 2012, Ms. Taylor served as the Vice President, Controller, and Chief Accounting Officer of Silver Spring Networks, Inc., a provider of networking solutions, and from 2008 to 2009, Ms. Taylor served as the Senior Director, Accounting Policy of Yahoo! Inc. Prior to Yahoo!, Ms. Taylor spent over thirteen years at PricewaterhouseCoopers LLP, an accounting firm, in various accounting roles. Ms. Taylor received a Bachelor of Commerce degree from the University of Toronto and is a Certified Public Accountant (inactive) in California.
QUALIFICATIONS FOR BOARD SERVICE
Ms. Taylor’s qualifications for board service include her extensive leadership and financial experience at major cloud, data and software companies, as well as her knowledge and significant technology industry and operational experience.

MALLUN YEN Independent
	Age: 53	Director Since: September 2021

Founder and General Partner, Operator Collective Committee(s): Governance
BACKGROUND
Ms. Yen has served as general partner of Operator Collective, a venture capital firm and community that brings in operators from diverse backgrounds into the venture ecosystem, which she founded in December 2018. Previously, she served various roles, including Chief Operating Officer, at SaaStr, a community of SaaS executives, founders, and entrepreneurs, from 2012 to 2019, as Executive Vice President and Chief Business & Product Officer at RPX Corporation, a patent risk management company, where she was employed from 2010 to 2017 and a board member from 2017 to 2018, and Vice President, Worldwide Intellectual Property at Cisco Systems, Inc., where she was employed from 2002 to 2010. Ms. Yen was also the CEO and a board member of ChIPs Network, Inc. an organization she co-founded in 2005 that advances women in technology, law and policy. Ms. Yen holds a Bachelor of Science in Business Administration from California Polytechnic State University – San Luis Obispo and a Juris Doctor degree from University of California, Berkeley School of Law.
QUALIFICATIONS FOR BOARD SERVICE
Ms. Yen's qualifications for board services include her extensive leadership experience at technology companies, particularly her expertise with as-a-Service businesses and her investor perspective, as well as her relevant technology and legal knowledge.

14

PROPOSAL 1 - ELECTION OF DIRECTORS
CLASS I DIRECTORS CONTINUING IN OFFICE UNTIL THE 2025 ANNUAL MEETING OF STOCKHOLDERS

SCOTT DIETZEN Vice Chairman, Independent
	Age: 61	Director Since: October 2010

Vice Chairman Committee(s): None
BACKGROUND
Dr. Dietzen has served as Chief Executive Officer of Augment, Inc., a computer software company, since April 2023. Dr. Dietzen has served as our Vice Chairman since September 2018. Dr. Dietzen previously served as our Chief Executive Officer from 2010 to 2017, and as our Chairman from 2017 to 2018. From 2007 to 2009, Dr. Dietzen served in various roles at Yahoo! Inc., an internet technology company, including as Interim SVP of Yahoo! Communications and Communities. From 2005 to 2007, Dr. Dietzen served as President and Chief Technology Officer of Zimbra, Inc., a provider of open source messaging and collaboration software until its sale to Yahoo! in 2007. From 1998 to 2004, Dr. Dietzen served in various roles at BEA Systems, Inc., including as Chief Technology Officer. He had served as VP, Marketing at WebLogic, Inc., which BEA Systems acquired in 1998. He earned a B.S. in Applied Mathematics and Computer Science and a M.S. and Ph.D. in Computer Science from Carnegie Mellon University.
QUALIFICATIONS FOR BOARD SERVICE
Dr. Dietzen’s qualifications for board service include his deep technology background and his extensive leadership experience across a range of technology companies, as well as his understanding and experience as our former CEO within the data storage industry.

2024 PROXY STATEMENT	15

PROPOSAL 1 - ELECTION OF DIRECTORS

CHARLES GIANCARLO Chairman
	Age: 66	Director Since: August 2017

Chairman and Chief Executive Officer Committee(s): None Other Public Company Boards: Arista Networks (2013-present) ZScaler (2016-present) Accenture plc (2008-2019)
BACKGROUND
Mr. Giancarlo has served as our Chief Executive Officer since August 2017, and as our Chairman since September 2018. Mr. Giancarlo previously served as Managing Director, Head of Value Creation and later Senior Advisor at Silver Lake Partners, a private investment firm, from 2007 to 2015, where he focused on investment and business improvement opportunities for Silver Lake’s portfolio companies. Mr. Giancarlo served as Interim President and Chief Executive Officer of Avaya, from 2008 to 2009. Prior to that, from 1993 to 2007, Mr. Giancarlo served in senior executive roles at Cisco Systems, including Chief Technology Officer and Chief Development Officer, leading the introduction of many new technologies including Ethernet Switching, WiFi, IP Telephony and Telepresence. Mr. Giancarlo holds a B.S. in Engineering from Brown University, a M.S. in Electrical Engineering from the University of California, Berkeley, and an M.B.A. from Harvard Business School.
QUALIFICATIONS FOR BOARD SERVICE
Mr. Giancarlo’s qualifications for board service include his extensive executive leadership and operational experience at major technology companies, his broad knowledge of data center technologies and matters relating to corporate governance, his investor perspective and his relevant industry knowledge, including with respect to disruptive B2B technologies.

16

PROPOSAL 1 - ELECTION OF DIRECTORS

JOHN MURPHY Independent
	Age: 55	Director Since: December 2021

Board member Committee(s): Audit (Chair) Other Public Company Boards: Roper Technologies (2024-present) LegalZoom.com (2021-present)
BACKGROUND
Mr. Murphy previously served as Executive Vice President and Chief Financial Officer of Adobe, Inc. from April 2018 to October 2021 and as Senior Vice President, Chief Accounting Officer and Corporate Controller from 2017 to 2018. Prior to joining Adobe, Mr. Murphy served as Senior Vice President, Chief Accounting Officer and Corporate Controller of Qualcomm Incorporated from 2014 to 2017. Prior to joining Qualcomm, he worked at several global companies in a variety of finance and accounting roles. Mr. Murphy is a member of the Advisory Board of the Foundry at Fordham University, which champions student and alumni entrepreneurship and social impact. He holds an M.B.A. from the Marshall School of Business at the University of Southern California, and a B.S. in Accounting from Fordham University and is a licensed CPA (inactive).
QUALIFICATIONS FOR BOARD SERVICE
Mr. Murphy’s qualifications for board service include his extensive management and financial experience at major technology companies, including as-a-Service transitions, his familiarity with corporate governance and risk management, as well as his relevant technology industry knowledge and public company board experience.

GREG TOMB Independent
	Age: 58	Director Since: February 2020

President, Censia Committee(s): Compensation
BACKGROUND
Mr. Tomb has served as President of Censia, a talent intelligence platform, since October 2023. Mr. Tomb previously served as President, Zoom Video Communications, from June 2022 to March 2023. Prior to Zoom, Mr. Tomb served as Vice President of Google's Workspace, Geo and Security Sales at Google Cloud, a cloud computing services company, from April 2021 to June 2022. Mr. Tomb worked at SAP, a multinational provider of enterprise application software and software-related services, from 2003 to 2021, serving as President of SAP Cloud Sales and GTM from March 2020 to April 2021, and as President of SAP SuccessFactors, from July 2017 to March 2020. He previously held responsibilities for SAP's HANA Enterprise Cloud business, SAP's Global Services Organization and SAP North American Business Unit. In addition to SAP, Mr. Tomb served as Chief Executive Officer of Vivido Labs and has held leadership positions at both Accenture Consulting and Comergent Technologies. Mr. Tomb holds a B.S. in Engineering from Pennsylvania State University and an M.B.A from Loyola University of Chicago.
QUALIFICATIONS FOR BOARD SERVICE
Mr. Tomb's qualifications for board service include his extensive leadership and sales expertise at enterprise technology companies, with a focus on sales and implementation of enterprise and cloud-based business applications.

2024 PROXY STATEMENT	17

PROPOSAL 1 - ELECTION OF DIRECTORS
CLASS II DIRECTORS CONTINUING IN OFFICE UNTIL THE 2026 ANNUAL MEETING OF STOCKHOLDERS

ANDREW BROWN Independent
	Age: 60	Director Since: September 2019

Chief Executive Officer, Sand Hill East Committee(s): Audit Compensation (Chair) Other Public Company Boards: Zscaler (2015 - present) Guidewire Software (2013-2022)
BACKGROUND
Mr. Brown has served as Chief Executive Officer of Sand Hill East LLC, a strategic management, investment and marketing services firm, since February 2014, and as the Chief Executive Officer and Co-Owner of Biz Tectonics LLC, a privately held consulting company, since 2006. From 2010 to 2013, Mr. Brown served as Group Chief Technology Officer of UBS, an investment bank. From 2008 to 2010, Mr. Brown served as head of strategy, architecture and optimization at Bank of America Merrill Lynch, the corporate and investment banking division of Bank of America. From 2006 to 2008, Mr. Brown served as Chief Technology Officer of Infrastructure at Credit Suisse Securities (USA) LLC. Mr. Brown holds a Bachelor of Science in Chemical Physics from University College London.
QUALIFICATIONS FOR BOARD SERVICE
Mr. Brown's qualifications for board service include his extensive technology expertise, including as chief technology officer of multiple large financial firms, as well as his service on the boards of other disruptive technology companies, including other public companies.

JOHN "COZ" COLGROVE
	Age: 61	Director Since: October 2009

Founder and Chief Visionary Officer Committee(s): None
BACKGROUND
Mr. Colgrove founded Pure in October 2009 and has served as our Chief Visionary Officer since 2021. Mr. Colgrove served as our Chief Technology Officer, from October 2009 to August 2021. In 2009, Mr. Colgrove served as an Entrepreneur in Residence at Sutter Hill Ventures, a venture capital firm. From 2005 to 2008, Mr. Colgrove served as a Fellow and Chief Technology Officer for the Datacenter Management Group of Symantec. Mr. Colgrove was one of the founding engineers and a Fellow at Veritas Software Corp., a provider of storage management solutions, which merged with Symantec in 2005. Mr. Colgrove earned his B.S. in Computer Science from Rutgers University and holds over 300 patents in the areas of system, data storage and software design.
QUALIFICATIONS FOR BOARD SERVICE
Mr. Colgrove’s qualifications for board service include his deep technical expertise and knowledge of data storage systems, requirements and design, and his experience as a leader and innovator involved in emerging technologies and companies, including as Pure's founder.

18

PROPOSAL 1 - ELECTION OF DIRECTORS

ROXANNE TAYLOR Independent
	Age: 67	Director Since: February 2019

Board Member Committee(s): Compensation Governance (Chair) Other Public Company Boards: Thoughtworks (2021-present) Unisys Corp. (2021-present)
BACKGROUND
Ms. Taylor previously served as the Chief Marketing and Communications Officer of Memorial Sloan Kettering, the world’s oldest and largest private cancer center, from February 2020 to October 2022. Ms. Taylor served as Chief Marketing and Communications Officer at Accenture, a global professional services company, from 2007 until 2018. From 1995 to 2007, Ms. Taylor served in various marketing positions at Accenture, including Managing Director Corporate and Financial Communications and Director of Marketing and Communications for the Financial Services practice. Before joining Accenture, Ms. Taylor served in corporate communications, investor relations, and senior marketing positions at Reuters and Citicorp/Quotron from 1993 to 1995 and 1989 to 1993, respectively. Ms. Taylor received a B.A. in Psychology from University of Maryland, College Park.
QUALIFICATIONS FOR BOARD SERVICE
Ms. Taylor’s qualifications for board service include her extensive marketing and communications experience, and knowledge of the technology industry and IT services, as well as the insights she brings from managing public company communications and investor relations, and her public company board experience.

2024 PROXY STATEMENT	19

PROPOSAL 1 - ELECTION OF DIRECTORS
BOARD OF DIRECTORS ROLE AND RESPONSIBILITIES
RISK OVERSIGHT
Our board of directors oversees an enterprise-wide approach to risk management designed to support the achievement of organizational objectives, including strategic objectives, improve long-term organizational performance, and enhance stockholder value. A fundamental part of risk management is not only understanding the most significant risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for a given company. The involvement of our full board of directors in reviewing our business is an integral aspect of its assessment of management’s tolerance for risk and also its determination of what constitutes an appropriate level of risk.

Our audit committee has the responsibility to consider and discuss our major risk exposures and the steps our management has taken to monitor and control these exposures. Our audit committee also monitors compliance with legal and regulatory requirements and our ethics and compliance program, in addition to providing oversight of the performance of our external auditors and our internal audit function.
Our governance committee monitors the effectiveness of our corporate governance practices, including our governance guidelines and how successful we are in managing risk.

At periodic meetings of our board of directors and its committees, management reports to and seeks guidance from our board and its committees with respect to the most significant risks that could affect our business, such as cyber-security, financial, legal, tax and audit-related risks. Management provides our audit committee periodic reports on our compliance programs and investment policy and practices.
COMPENSATION RISK
Our compensation committee assesses and monitors whether any of our compensation policies, practices and programs has the potential to encourage excessive risk-taking. As part of its annual process, our compensation committee reviewed a risk assessment conducted by management and the committee’s independent compensation consultant to determine whether the design of our employee compensation programs and the amounts and components of employee compensation might create incentives for excessive risk taking by our employees. Based on that review, our compensation committee concluded that the risks arising from our employee compensation programs are not reasonably likely to have a material adverse effect on our company. Our compensation committee believes that our compensation programs encourage employees, including our executives, to remain focused on an appropriate balance of the short-term and long-term operational and financial goals of our company, thereby reducing the potential for actions that involve an excessive level of risk. See the section titled "Compensation Discussion and Analysis" for information regarding relevant features of our compensation programs, such as:
•Our equity awards for executive officers have both performance vesting criteria, as well as time-based vesting criteria, which balances competing short-term and long-term incentives;
•Our equity awards are full value awards and are granted on an annual basis with long-term, overlapping vesting periods to motivate recipients to focus on sustained stock price appreciation;
•Our performance equity and bonus awards contain a cap on maximum payout related to corporate performance;
•Our compensation committee has retained an independent compensation consultant to provide objective advice on matters related to the compensation of our executive officers and non-employee directors; and
•Our compensation committee annually reviews competitive benchmarking data in setting pay mix, targets and long-term incentive elements for our executive officers’ compensation packages.

20

PROPOSAL 1 - ELECTION OF DIRECTORS
COMPLIANCE AND ETHICS
We pride ourselves on our culture and company values. We strive to embody these values in everything we do. Just as important are our underlying common principles of Integrity, Honesty, Innovation and Respect for Others—these truly define us and are at the heart of our code of conduct, which applies to all of our directors, officers and employees. Our code of conduct goes beyond merely fulfilling legal requirements—at Pure, conduct counts.
All of our employees are required to complete training courses on our code of conduct and acknowledge and certify compliance with our code of conduct and other key policies on an annual basis. In addition, we conduct mandatory trainings to address compliance risks associated with specific roles in our company. We also maintain a Speak Up hotline where employees and third-parties can anonymously report any concerns about possible violations of our code. We thoroughly investigate any information we receive through the hotline or otherwise and take appropriate remedial action when necessary. Conduct counts for our business partners as well. We conduct due diligence on new partners and vendors to confirm compliance with relevant laws. Our business partners are expected to comply with our partner code of conduct and we perform periodic audits to confirm that our code is followed in practice. We plan to disclose future amendments to certain provisions of our code of conduct, or waivers of such provisions applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and our directors, on our website. Our audit committee provides oversight of our ethics and compliance program.
Our board of directors has also adopted a set of guidelines that establish the corporate governance policies pursuant to which our board of directors intends to conduct its oversight of the business of the company in accordance with its fiduciary responsibilities. Our code of conduct, applicable waivers thereof, and our corporate governance guidelines are available in the “Corporate Governance” section of our investor relations website at investor.purestorage.com.
ENVIRONMENTAL, SOCIAL AND GOVERNANCE
We strive to deliver highly performant storage technology and solutions while building a sustainable and profitable business, for our customers, partners, investors, employees and for the communities in which we live and work. In fiscal 2024, we refined our assessment of the most important Environmental, Social and Governance (ESG) topics to address and expanded disclosure to include our Tier 1, 2 and 3 priorities. The refresh was performed in consultation with a globally recognized and accredited third-party sustainability consultancy firm. These ESG material topics form the foundation of our ESG program and report.

TIER 1	TIER 2	TIER 3

Corporate Governance Data Security and Privacy Diversity, Equity & Inclusion. Emissions and Energy Product Sustainability	Ethics and Compliance Health, Safety and Wellness Responsible Procurement Talent Acquisition, Retention & Development	Community Engagement Waste Water

We plan to drive ESG impact by:
•Delivering sustainable technology and operations that reduce energy demand in support of the transition to a net zero carbon future for our employees, customers, and supply chain.
•Advancing equitable outcomes for our people by enabling them to expand their skills, achieve professional growth, and support their communities.
•Building and maintaining trust with our employees, customers, partners, investors and communities through data security and privacy, sound governance and leading with ethics and transparency.

2024 PROXY STATEMENT	21

PROPOSAL 1 - ELECTION OF DIRECTORS
ESG GOVERNANCE STRUCTURE
Clear oversight and strong governance ensures we have the structure in place to effectively manage risks and opportunities, and drive long-term value creation and business resilience. Our ESG governance model is the structure through which we drive accountability across the company to set and achieve our ESG goals and objectives, identify new ESG risks and opportunities as they emerge and incorporate feedback from all our stakeholders as their expectations evolve.
Our ESG program governance structure is as follows:

Board of Directors	Our board of directors receives annual updates on our ESG strategy and initiatives, and information on the impact of the Pure Good Foundation, our philanthropic program.

Board Committees	Audit and Risk Committee: Oversees Pure’s environmental reporting and sustainability initiatives

Compensation and Talent Committee: Oversees Pure’s Human Capital Management, Diversity, Equity and Inclusion (DEI), and talent acquisition, development, and retention efforts.

Nominating and Corporate Governance Committee: Reviews and recommends corporate governance practices.

ESG Executive Sponsors	Meet quarterly to develop the ESG strategy and provide management oversight of the ESG risks, opportunities, targets & reporting.

ESG Core Team & Working Committees	Cross-functional senior leaders responsible for implementing, measuring and achieving ESG goals.

Our ESG executive sponsors are the Chief Financial Officer (CFO), Chief Administrative and Legal Officer (CALO) and Chief Technology Officer. Our quarterly executive sponsor meetings are led by our Global Head of ESG, who reports into our CALO. Our Global Head of ESG and ESG controller, who report into the CFO, co-lead our internal ESG Core Team, which meets monthly. The ESG Core Committee is composed of leaders across the business including human resources, legal, go to market, operations, supply chain, finance and engineering teams. Working Committees are formed to focus on specific material topics and drive progress, such as regulation, environmental impact accounting, supply chain, and go to market. These committees are responsible for assessing, managing and progressing the integration of ESG priorities throughout our business operations and supply chain.
We remain committed to progressing our key ESG initiatives, creating positive and sustainable outcomes for our customers, engaging and inspiring our employees, and working closely with our suppliers to address environmental and social risks and opportunities. Our strategy and initiatives are informed by ESG ratings and rankings such as Sustainalytics, EcoVadis, MSCI, ISS and CDP, as well as feedback received from our investors, customers and other stakeholders throughout the year.
ENVIRONMENT
Our portfolio of products were designed and built from the beginning with the inherent ability to reduce energy consumption, drive down carbon emissions, and reduce the administrative resources required for enterprise data management. The transition from mechanical spinning hard disks to all-flash storage significantly reduces our customers’ energy consumption and space requirements. These efficiency improvements not only align with global sustainability initiatives but also enhance AI deployment capabilities by conserving crucial resources for computing power. Through Pure’s unique business model, we have the opportunity to drive a refresh of aging and inefficient hard disks that reside in data centers worldwide. Our Evergreen architecture allows our arrays to be upgraded non-disruptively, enabling our customers to continuously benefit from the latest hardware and software technology, without interruption to their continuous operation, while significantly reducing unnecessary product replacements and the associated e-waste. Our as-a-service delivery models further reduce e-waste and improve circularity by refreshing products for use in our Evergreen//One subscription offerings.
In fiscal 2024, we continued to identify opportunities to reduce the environmental impact of our operations and supply chain. We quantified our greenhouse gas (GHG) emissions across scope 1, 2, and 3 and began development of our Science Based

22

PROPOSAL 1 - ELECTION OF DIRECTORS
Targets for submission to the SBT Initiative by July 2024. We also achieved 100% renewable electricity for our California headquarters campus through a combination of high-quality renewable grid electricity and purchasing renewable energy certificates to cover the remainder.
Pure joined the Value Balancing Alliance, a membership organization based out of Frankfurt, Germany with the vision of redefining corporate value creation where the value of a company is measured not only by its financial performance but also by its contributions to society, nature, and the economy. As part of our membership we are piloting the impact accounting methodology. This reflects our first steps toward accounting for the environmental costs across our value chain, including greenhouse gas, product materials, water, waste, and land use.
In addition, Pure continues to work on fulfilling its earlier commitments to improve our carbon footprint and address the issue of climate change:
•50% intensity reduction in market-based scope 1 and 2 GHG emissions per employee from fiscal 2020 to fiscal 2030
•Achieve net zero market-based scope 1 and 2 emissions by fiscal 2040
•66% intensity reduction in use of sold products (scope 3 emissions) per effective petabyte shipped from fiscal 2020 to fiscal 2030
For more information about our key ESG initiatives, see our ESG report at purestorage.com/ESG.
SOCIAL
Diversity, Equity and Inclusion
We continue to make strides to advance diversity, equity and inclusion (DEI). We believe that DEI is not only the right thing to do, it results in stronger innovation, improved workplace culture and a stronger bottom line. Our DEI efforts include:
Advancing DEI from the top – Through our Inclusive Leadership Index (ILI), we recognize role model behaviors among our leaders at the VP level and above using several defined DEI factors. Quarterly our leaders review results and create action plans, as needed, to improve their DEI metrics.
Driving equitable talent processes, pay and promotions – Our talent management processes include specific steps that ensure our performance reviews are equitable by level. We review pay equity twice a year. When analyzing our pay equity at the conclusion of our annual compensation review cycle, we conduct a broad review that looks at differences between gender for pay, ratings, promotions and stock awards. In addition, we monitor the career progression ratio of female and under-represented groups versus the overall workforce quarterly to ensure equitable promotion practices. When hiring, we ensure diverse candidate slates and diverse interview panels. We report on the metrics and progress in the areas mentioned above, including workforce diversity data, pay equity analysis results, average ILI scores and achievements on DEI priorities, to our board of directors or its committees, on a quarterly basis.
Human Capital Management
At Pure, we’re committed to our core values— customer-first, persistence, creativity, teamwork, and ownership. Our talented and diverse team lives these core values each day, creating a culture that is agile, nimble, inclusive and collaborative in an environment where everyone can thrive. Our workforce planning ensures that we are hiring and onboarding talent at the right speed and in alignment with our strategy and company priorities. In fiscal 2024, we grew headcount by approximately 8%, predominantly to advance our innovation, customer experience, and sales coverage. We continued to invest in our major R&D centers, including continued investments in Prague, Czech Republic and Bangalore, India which help power innovation across our product portfolio.
Our Talent Management strategy focuses on an integrated talent management ecosystem from onboarding to advancing our workforce, which encompasses a culture of continuous feedback and performance differentiation, individual career and development planning, and stretch job assignments. Pure considers the health, safety and well-being of our employees and contingent workers to be paramount. For example, we offer Purely You, focusing on mental health management, work-life balance, financial and family care. We also developed a new crisis management response policy to ensure a globally consistent approach to when and how we respond to a crisis.
Attracting, Developing and Retaining Talent
We strive to create a respectful, inclusive work environment that includes training and development programs so our global employees can further their career goals while in support of our corporate mission. Over the last two years, we have significantly expanded our holistic talent management efforts by designing and implementing globally consistent processes

2024 PROXY STATEMENT	23

PROPOSAL 1 - ELECTION OF DIRECTORS
and tools to enable employee development, growth and performance. Our performance management process now includes multiple touchpoints for employees and managers to discuss feedback on performance, career aspirations, development opportunities and align on priorities. Additionally, we ensure people leader training sessions are available prior to key steps in the process to provide guidance and share best practices to give our people leaders confidence. Through this process, nearly 100% of our employees conduct self evaluations and receive performance assessments from their manager. Managers differentiate rewards based on business impact and how our employees model our values.
Responsible Sourcing
Pure is committed to ensuring our employees and suppliers take appropriate measures to respect human rights and help mitigate the risk of human trafficking and slavery within our global supply chain. We will not tolerate forced labor, indentured labor, involuntary/child labor, and human trafficking by any Pure supplier or for any purpose, and have policies and monitoring programs in place. Our Supplier Code of Conduct, which is included in our Master Service Agreements, is based on the Responsible Business Alliance (RBA) Code of Conduct. In fiscal 2024, we made a number of updates to the Code to enhance both our social and environmental expectations. We have a published Policy on Conflict Minerals. Pure has no indications that any products supplied by Pure contain conflict minerals, and we will continue to monitor our supply chain to honor our commitment and meet applicable laws. In fiscal 2024, we developed and launched an ESG scorecard for our key strategic suppliers, which is reviewed quarterly with our suppliers, to encourage greater engagement, performance and transparency on ESG risks and opportunities in the supply chain.
Community Engagement
Pure Good Foundation (Pure Good) was started by a small group of Pure employees who saw a need in the community and knew they could make a difference. We are proud to be an employee-seeded foundation and work each day to honor their generosity. In fiscal 2024, we developed our employee volunteer time off policy, for rollout in fiscal 2025, that allows up to 5 days (40 hours) of volunteer time off per year for each full time employee.
Workforce Development – The world is becoming increasingly technological and many individuals looking for jobs, especially those from underserved communities, find themselves lacking the training necessary to compete in today’s job market. Pure Good pairs our employees with workforce development organizations that provide continuing education, professional development, and entry-level jobs for people from historically disadvantaged populations. Additionally we provide grants annually to organizations working to overcome barriers to living wage paying careers for all.
For more information see our ESG report at www.purestorage.com/ESG.
COMMUNICATIONS WITH OUR BOARD OF DIRECTORS
Stockholders or interested parties who wish to communicate with our board of directors or with an individual director may do so by mail to our board of directors or the individual director, care of our Secretary at 2555 Augustine Dr., Santa Clara, California 95054. The communication should indicate that it contains a stockholder or interested party communication. Communications addressed to our board or individual members of our board will be screened for appropriateness before forwarding to the director or directors to whom the communication is addressed. Communications that are unrelated to the duties and responsibilities of the board and its committees, such as mass mailings, inquiries regarding routine operational matters, employment inquiries and surveys may not be forwarded. If no particular director is named, appropriate correspondence will be forwarded, depending upon the subject matter, to the Chair of the audit, compensation, or governance committee, as applicable.
BOARD STRUCTURE AND PROCESSES
BOARD LEADERSHIP
Mr. Giancarlo serves as Chairman of our board of directors and Dr. Dietzen serves as Vice Chairman of our board of directors. Our board of directors does not have a lead independent director. Our board of directors believes that the current board leadership structure, with strong internal knowledge and relationships, coupled with an emphasis on board independence, provides effective independent oversight of management while allowing the board and management to benefit from the extensive executive leadership and operational experience of Mr. Giancarlo. Independent directors and management sometimes have different yet beneficial perspectives and roles in effective governance and strategy development. Our independent directors bring experience, oversight and expertise from outside of our company, while Mr. Giancarlo brings company-specific experience and expertise.

24

PROPOSAL 1 - ELECTION OF DIRECTORS
DIRECTOR INDEPENDENCE
Our common stock is listed on the New York Stock Exchange (NYSE). Under the listing requirements and rules of the NYSE, independent directors must comprise a majority of our board of directors.
Our board of directors has undertaken a review of its composition, the composition of its committees and the independence of each director. Our board of directors has determined that Mses. S. Taylor, R. Taylor and Yen, Dr. Dietzen, and Messrs. Brown, Murphy, Rothschild and Tomb do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the NYSE. Messrs. Colgrove and Giancarlo are not independent due to their status as our current executive officers.
Accordingly, a majority of our directors are independent, as required under applicable NYSE rules. In making this determination, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence.
EXECUTIVE SESSIONS OF DIRECTORS
In order to promote open discussion among non-management directors, and as required under applicable NYSE rules, our board of directors has a policy of conducting executive sessions of non-management directors during each regularly scheduled board meeting and at such other times as may be requested by a non-management director. The non-management directors provide feedback to executive management, as needed, promptly after the executive session. Neither Mr. Giancarlo nor Mr. Colgrove participates in such sessions. In addition, we hold executive sessions including only independent directors at least once a year. The presiding director at each executive session is chosen by the directors present at that meeting.
BOARD COMMITTEES
Our board of directors has established an audit committee, compensation committee, and governance committee. Our board of directors may establish other committees to facilitate the management of our business. Copies of the charters of each committee are available in the “Corporate Governance” section of our investor relations website at investor.purestorage.com. Members serve on these committees until their resignation or until otherwise determined by our board of directors. The composition and functions of each committee are described below.

2024 PROXY STATEMENT	25

PROPOSAL 1 - ELECTION OF DIRECTORS
AUDIT AND RISK COMMITTEE

MEETINGS IN FY 2024:
8
MEMBERS:
Mr. Murphy (Chair)
Mr. Brown
Ms. S. Taylor
Our board of directors has determined that Mr. Murphy, Mr. Brown and Ms. S. Taylor are independent under NYSE listing standards and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (Exchange Act). Our board of directors has determined that Mr. Murphy and Ms. S. Taylor are each an “audit committee financial expert” within the meaning of SEC regulations. Our board of directors has also determined that each member of our audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the board of directors has examined each audit committee member’s scope of experience and the nature of their prior or current employment.

PRIMARY RESPONSIBILITIES:
The primary purpose of the audit committee is to discharge the responsibilities of our board of directors with respect to our accounting, financial and other reporting and internal control practices, to oversee our independent registered accounting firm, to monitor for various business risks, to oversee our ethics and compliance program and policies, and to oversee environmental reporting and sustainability initiatives. Specific responsibilities of our audit and risk committee include:
•selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•helping to ensure the independence and performance of our independent registered public accounting firm;
•discussing the scope and results of the audit with our independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;
•oversee the internal audit function and its audit plan and charter;
•developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•reviewing risk assessments and steps relating to risk management, including cybersecurity and other business risks;
•reviewing related party transactions;
•obtaining and reviewing a report by our independent registered public accounting firm at least annually, that describes our internal quality control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law;
•approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm; and
•reviewing and discussing our programs, policies, and risks related to environmental reporting and sustainability initiatives, including material environmental, social and governance disclosures and published targets.

26

PROPOSAL 1 - ELECTION OF DIRECTORS
COMPENSATION AND TALENT COMMITTEE

MEETINGS IN FY 2024:
7
MEMBERS:
Mr. Brown (Chair)
Ms. R. Taylor
Ms. S. Taylor
Mr. Tomb
Our board of directors has determined that Messrs. Brown and Tomb and Mses. R. Taylor and S. Taylor are independent under NYSE listing standards and are “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act.

PRIMARY RESPONSIBILITIES:
The primary purpose of our compensation committee is to discharge the responsibilities of our board of directors to oversee our compensation policies, practices and programs, to evaluate the performance of our executive officers, to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate, to review executive officer succession planning, and human capital management activities. Specific responsibilities of our compensation committee include:
•reviewing and approving, or recommending that our board of directors approve, the compensation of our executive officers;
•reviewing and recommending to our board of directors the compensation of our directors;
•reviewing and approving, or recommending that our board of directors approve, the terms of compensatory arrangements with our executive officers;
•administering our stock and equity incentive plans;
•selecting independent compensation consultants or other advisers and assessing whether there are any conflicts of interest with any of the committee’s compensation advisers;
•reviewing and approving, or recommending that our board of directors approve, incentive compensation and equity plans, severance agreements, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management, as appropriate;
•reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy;
•reviewing, reporting, and evaluating executive officer succession planning and encouraging executive management development; and
•reviewing human capital management activities relating to talent and employee engagement, diversity, inclusion and belonging, and ensuring compensation programs are administered in a non-discriminatory manner.
Under its charter, our compensation committee may form, and delegate authority to, subcommittees as appropriate. See the sections titled “Compensation Discussion and Analysis” and “Director Compensation” for a description of our processes and procedures for the consideration and determination of executive and director compensation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of the members of our compensation committee is currently, or has been at any time, one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

2024 PROXY STATEMENT	27

PROPOSAL 1 - ELECTION OF DIRECTORS
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

MEETINGS IN FY 2024:
4
MEMBERS:
Ms. R. Taylor (Chair)
Mr. Rothschild
Ms. Yen
Each member of our governance committee is independent, is a non-employee director and is free from any relationship that would interfere with the exercise of his or her independent judgment, as determined by the board of directors in accordance with the applicable NYSE listing standards.

PRIMARY RESPONSIBILITIES:
Specific responsibilities of our governance committee include:
•identifying, evaluating and selecting, or recommending that our board of directors approve, nominees for election to our board of directors;
•evaluating the performance of our board of directors and of individual directors;
•considering and making recommendations to our board of directors regarding the composition of the committees of the board of directors;
•reviewing developments in corporate governance practices;
•evaluating the adequacy of our corporate governance practices and reporting;
•developing and making recommendations to our board of directors regarding corporate governance guidelines and matters; and
•overseeing an annual evaluation of the board of directors’ performance.

CORPORATE GOVERNANCE BEST PRACTICES
We are committed to robust corporate governance practices, as well as the continuous improvement of those practices, in order to maintain and enhance independent oversight and align our governance with our strategic objectives. These practices include the following:

✔We have meaningful stock ownership guidelines.
✔All of our committees are composed entirely of independent directors.
✔Independent directors meet in executive session periodically without management present.
✔8 of 10 directors are independent.

✔Our board of directors is committed to diversity. 40% of our board is composed of women or members of underrepresented communities. Three of our board members self-identify as female, one of whom also identifies as Asian, and another board member self-identifies as LGBTQ.
✔Our board of directors is committed to periodic renewal and rotation. We appointed two new independent directors during the last three fiscal years, keeping our average board tenure to approx. 6.55 years.
✔We have a clawback policy which allows us to recoup incentive compensation in certain circumstances.

BOARD AND COMMITTEE MEETINGS AND ATTENDANCE
Our board of directors is responsible for the oversight of management and the strategy of our company and for establishing corporate policies. Our board of directors meets periodically during the year to review significant developments affecting us and to act on matters requiring the approval of our board of directors. Our board of directors met 5 times during our last fiscal year. During our last fiscal year, each director attended 75% or more of the aggregate of the meetings of our board of directors and of the committees on which he or she served.
We encourage our directors and nominees for director to attend our annual meeting of stockholders, and eight of our ten directors attended our annual meeting of stockholders in 2023.

28

PROPOSAL 1 - ELECTION OF DIRECTORS
BOARD EVALUATIONS AND EDUCATION
Our governance committee oversees the board evaluation process. We conducted a written board evaluation, and our chief administrative and legal officer interviewed our directors and members of the executive team to gather feedback on directors, committees and our board of directors in general. Directors responded to questions designed to elicit information to be used in improving the effectiveness of our board of directors. Our chief administrative and legal officer synthesized the results and comments received during such interviews, presented the findings to our governance committee and our board of directors, and led a discussion about board and committee performance and effectiveness.
We encourage directors to participate in continuing education programs focused on our business and industry, committee roles and responsibilities and legal and ethical responsibilities of directors, and we will reimburse directors for their expenses associated with this participation. We provide a corporate membership to a leading association for corporate directors, as a third-party informational and training resource for our directors relating to governance best practices. We also encourage our directors to attend company events such as our annual company kick-off event and our user conference.
TRANSACTIONS WITH RELATED PERSONS
The following is a summary of transactions since the beginning of our last fiscal year to which we have been a participant, in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest. For a description of compensation and equity awards relating to our executive officers and certain members of our board of directors, see the sections titled “Executive Compensation” and “Director Compensation.”
INDEMNIFICATION AGREEMENTS
Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provides that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our certificate of incorporation and bylaws also provide our board of directors with discretion to indemnify our employees and other agents when determined appropriate by the board of directors. In addition, we have entered into an indemnification agreement with each of our directors and executive officers, which requires us to indemnify them.
RELATED-PARTY TRANSACTION POLICY
We have adopted a written policy that our executive officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, will not be permitted to enter into a related-party transaction with us without the prior consent of our audit committee, or other independent members of our board of directors in the event it is inappropriate for our audit committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our audit committee for review, consideration and approval. No such request has been submitted to our audit committee since the beginning of our last fiscal year. In approving or rejecting any such proposal, our audit committee will consider the relevant facts and circumstances available and deemed relevant to our audit committee, including whether the transaction will be on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

2024 PROXY STATEMENT	29

PROPOSAL 1 - ELECTION OF DIRECTORS
DIRECTOR COMPENSATION
Our non-employee director compensation program is designed to attract, retain and reward qualified non-employee directors and align the financial interests of these directors with the interests of our stockholders. Pursuant to this program, each member of our board of directors who is not our employee receives cash and equity compensation for board service as described below. We also reimburse our non-employee directors for reasonable out-of-pocket expenses incurred in connection with attending board of directors and committee meetings.

INPUT	PROPOSAL	PRESENTATION	OUTCOME
Consultant provides input on program design considerations	Consultant proposes alternative program designs for consideration	Consultant presents competitive non-employee director compensation data and analyses	Based on the recommendations of our compensation committee and of the Consultant, our board of directors may approve changes in our director compensation program

Our compensation committee consults annually with its independent compensation consultant (Consultant), to review our director compensation program. As part of that annual review, the Consultant provides input on program design considerations, proposes alternative program designs for consideration, and presents competitive non-employee director compensation analyses and data from our peer group. For fiscal 2024, the Consultant was Meridian, and upon our compensation committee’s recommendation, our board of directors approved slight adjustments to the cash and equity components of our director compensation program.
CASH COMPENSATION
During fiscal 2024, eligible directors were entitled to receive cash compensation, paid quarterly in arrears, as follows:

Annual Cash Retainer ($)
Annual base retainer	55,000
Additional retainer for audit committee chair	35,000
Additional retainer for audit committee member	12,000
Additional retainer for compensation committee chair	20,000
Additional retainer for compensation committee member	10,000
Additional retainer for governance committee chair	15,000
Additional retainer for governance committee member	5,000
EQUITY COMPENSATION
During fiscal 2024, eligible directors received a restricted stock unit (RSU) award for a number of shares equal to $250,000, determined on the basis of the prior 30-trading day average of the NYSE closing price of our common stock ending on the day before the date of our annual stockholder meeting in June 2023, to vest fully on the one-year anniversary of the date of grant. A director will vest in a prorated portion of the award if he or she resigns in advance of the vesting date. Additionally, new non-employee directors will receive an RSU award for a number of shares equal to $600,000, determined on the basis of the prior 30-trading day average of the NYSE closing price of our common stock ending on the day before the effective date of such appointment or election. The new non-employee director vests as to 25% of the shares subject to the award on the first anniversary of the grant date and the remaining 75% of the shares subject to the award in 12 substantially equal quarterly installments thereafter. In the event of a change of control of the company, the directors’ awards would immediately vest in full.

30

PROPOSAL 1 - ELECTION OF DIRECTORS
FISCAL 2024 DIRECTOR COMPENSATION TABLE
The following table provides information regarding the total compensation paid to our non-employee directors in fiscal 2024. The table excludes Messrs. Colgrove and Giancarlo, who are also our executive officers and did not receive any compensation in their roles as directors in fiscal 2024.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Andrew Brown	87,000	319,166	406,166
Scott Dietzen	55,000	319,166	374,166
John Murphy	90,000	319,166	409,166
Jeff Rothschild	60,000	319,166	379,166
Roxanne Taylor	80,000	319,166	399,166
Susan Taylor	77,000	319,166	396,166
Greg Tomb	65,000	319,166	384,166
Mallun Yen	60,000	319,166	379,166
(1)Pursuant to our director compensation program, in June 2023, each of our non-employee directors received an RSU award for 8,543 shares of our common stock that will vest in full on the one year anniversary of the date of grant. The amount shown in this column does not reflect the dollar amount actually received by the director. Instead, this amount reflects the aggregate grant date fair value of this award, computed in accordance with the provisions of FASB ASC Topic 718. Assumptions used in the calculation of this amount are included in the notes to our consolidated financial statements in our Annual Report on Form 10-K, as filed with the SEC on April 1, 2024.
As of February 4, 2024, each individual who served as a non-employee director during fiscal 2024 held the following aggregate number of shares subject to outstanding RSU awards.

Name	Aggregate Number of Unvested RSUs as of February 4, 2024
Andrew Brown	8,543
Scott Dietzen	8,543
John Murphy	19,308
Jeff Rothschild	8,543
Roxanne Taylor	8,543
Susan Taylor	8,543
Greg Tomb	10,705
Mallun Yen	20,437

2024 PROXY STATEMENT	31

PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our board of directors recommends a vote FOR the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 2, 2025.
Our board of directors has selected Deloitte & Touche LLP (Deloitte & Touche) as our independent registered public accounting firm for the fiscal year ending February 2, 2025 and has further directed that management submit this selection for ratification by the stockholders. Deloitte & Touche has served as our independent registered public accounting firm for the past eleven fiscal years. Representatives of Deloitte & Touche are expected to be present during the meeting where they will be available to respond to appropriate questions and, if they desire, to make a statement.
Our board of directors is submitting this selection as a matter of good corporate governance and because we value our stockholders’ views on our independent registered public accounting firm. Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of our independent registered public accounting firm. If the stockholders fail to ratify this selection, our board of directors will reconsider whether or not to retain that firm. Even if the selection is ratified, our board of directors may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the company and its stockholders.
VOTE REQUIRED
An affirmative vote from the holders of a majority in voting power of the shares present at the meeting or represented by proxy and entitled to vote on the proposal will be required to ratify the selection of Deloitte & Touche.
PRINCIPAL ACCOUNTING FEES AND SERVICES
The following table provides the aggregate fees for services provided by Deloitte & Touche for the fiscal years ended February 5, 2023 and February 4, 2024.

	Fiscal Year Ended
	February 5, 2023 ($)	February 4, 2024 ($)
Audit fees(1)	2,877,056	3,108,450
Tax fees(2)	909,779	1,178,929
Total fees	3,786,835	4,287,379
(1)Consists of fees for professional services rendered in connection with the audit of our consolidated financial statements, including audited financial statements and internal control over financial reporting presented in our Annual Report on Form 10-K, review of the interim consolidated financial statements included in our quarterly reports and services normally provided in connection with regulatory filings.
(2)Consists of fees for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance. Fees for the fiscal year ended February 5, 2023 have been adjusted to exclude $28,912 in estimated fees that were previously included in this table but never invoiced.

32

PROPOSAL 2 - RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PRE-APPROVAL POLICIES AND PROCEDURES
Consistent with the requirements of the SEC and the Public Company Accounting Oversight Board regarding auditor independence, the audit committee has the responsibility for appointing, setting compensation, and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the audit committee has a practice of, and has adopted a policy and procedures for, the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Deloitte & Touche. The audit committee generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the audit committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the audit committee’s members, but the decision must be reported to the full audit committee at its next scheduled meeting.
All of the services provided by Deloitte & Touche for our fiscal years ended February 4, 2024 and February 5, 2023, as described in the “Principal Accountant Fees and Services” table, were pre-approved by the audit committee or our board of directors. Our audit committee has determined that the rendering of services other than audit services by Deloitte & Touche is compatible with maintaining the principal accountant’s independence.
AUDIT COMMITTEE REPORT
The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended February 4, 2024 with the management of Pure. The audit committee has discussed with its independent registered public accounting firm, Deloitte & Touche, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (PCAOB). The audit committee has also received the written disclosures and the letter from its independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the audit committee has recommended to our board of directors that the audited financial statements be included in Pure's Annual Report on Form 10-K for the fiscal year ended February 4, 2024.
Audit and Risk Committee
JOHN MURPHY (chair)
ANDREW BROWN
SUSAN TAYLOR
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the company under the Securities Act of 1933, as amended (Securities Act) or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

2024 PROXY STATEMENT	33

PROPOSAL 3 ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Our board of directors recommends a vote FOR the approval of the compensation of our named executive officers as described in this proxy statement.
We are seeking approval, on an advisory basis, of the compensation of our named executive officers for the fiscal year ended February 4, 2024, as described in this proxy statement below in the sections titled “Compensation Discussion and Analysis” and “Executive Compensation.” This vote is not intended to address any specific item of compensation and is rather intended to address the overall compensation of our named executive officers and the policies and practices as described in this proxy statement.
Our compensation programs are overseen by our compensation committee and reflect our general compensation philosophy for all employees, including our executive officers. Our executive compensation program is designed to attract, reward and retain highly qualified executives and motivate them to pursue our corporate objectives while encouraging the creation of long-term value for our stockholders. We evaluate and reward our executive officers through compensation intended to motivate them to identify and capitalize on opportunities to grow our business and maximize stockholder value over time.
We strive to provide an executive compensation program that is market competitive and is designed to provide both a foundation of fixed compensation (base salary) and a significant portion of performance-based compensation (short-term and long-term incentives) that are intended to align the interests of our executive officers with those of our stockholders. Our compensation committee maintains an executive compensation program designed to incentivize revenue growth, profitability, customer satisfaction, and growth in subscription services revenue, as well as to enhance management's long-term focus through multi-year performance awards and stock-based compensation, while not encouraging unnecessary or excessive risk taking. We believe this program drives alignment with long-term value creation for stockholders.
This vote is advisory and therefore not binding on the company or on our board of directors. Our board of directors and its committees value the opinions of our stockholders and to the extent there is any significant vote against the executive compensation described in this proxy statement, our compensation committee will consider the impact of such vote on our compensation policies and decisions. Our stockholders have previously recommended, and our board of directors has approved, a frequency of each year for advisory votes on executive compensation. Accordingly, the next scheduled Say-on-Pay vote will be at our 2025 Annual Meeting of Stockholders.
VOTE REQUIRED
An affirmative vote from holders of a majority in voting power of the shares present at the meeting or represented by proxy and entitled to vote on the proposal will be required to approve the compensation of our named executive officers for the fiscal year ended February 4, 2024.
COMPENSATION COMMITTEE REPORT
The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the compensation committee recommended to the Pure board of directors that the section titled "Compensation Discussion and Analysis" be incorporated by reference in Pure's Annual Report on Form 10-K for fiscal 2024 and included in this proxy statement.
Compensation and Talent Committee
ANDREW BROWN (chair)
ROXANNE TAYLOR
SUSAN TAYLOR
GREG TOMB
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

34

PROPOSAL 3 - ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
OUR EXECUTIVE OFFICERS
The biographical information for Messrs. Giancarlo and Colgrove are as set forth above in the section titled “Election of Directors.” The following is the biographical information for our other named executive officers, as of the date of this proxy statement:

KEVAN KRYSLER Chief Financial Officer Age: 53

Kevan Krysler has served as our Chief Financial Officer since December 2019. Previously, Mr. Krysler worked at VMware, Inc., a provider of information infrastructure technology and solutions, from August 2013 to December 2019, and most recently served as Senior Vice President, Finance, and Chief Accounting Officer. Prior to VMware, Inc., Mr. Krysler was a partner with KPMG, an accounting firm, where he served both multinational and emerging software and technology companies. Mr. Krysler received bachelor degrees in Accountancy and Business Administration from the University of Oklahoma.

AJAY SINGH Chief Product Officer Age: 66

Ajay Singh has served as our Chief Product Officer since January 2021. Previously, Mr. Singh worked at VMware from May 2015 to January 2021, most recently as the Senior Vice President – General Manager of the Cloud Management Business Unit. Mr. Singh received a Bachelor of Technology degree in Electrical Engineering from the Indian Institute of Technology, Kanpur, an M.S. Electrical Engineering (Computer Engineering) from Carnegie-Mellon University and an M.B.A. from Stanford University Graduate School of Business.

DAN FITZSIMONS Chief Revenue Officer Age: 57

Dan FitzSimons has served as our Chief Revenue Officer since November 2021. Previously, Mr. FitzSimons served in various sales leadership roles at Pure from May 2015 to November 2021, most recently serving as Pure's Vice President of Americas Sales. Prior to joining Pure, Mr. FitzSimons held sales leadership roles at a number of technology companies, including SOASTA, Limelight Networks, Symantec and Gartner.

2024 PROXY STATEMENT	35

PROPOSAL 3 - ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis provides an overview of the material elements of our executive compensation program during fiscal 2024 for our “named executive officers,” whose compensation is set forth in the Summary Compensation Table and other compensation tables contained in this proxy statement. This section discusses our executive compensation philosophy, objectives and design; how and why our compensation committee arrived at the specific compensation policies and decisions relating to fiscal 2024; the role of our compensation committee’s compensation consultant; and the compensation peer group used in evaluating our executive compensation program. This section also discusses the compensation-setting process during fiscal 2024 and final payout determinations after the end of fiscal 2024.
EXECUTIVE SUMMARY
For fiscal 2024, our compensation committee approved compensation packages for our executive officers that maintained our robust “pay for performance” philosophy, incentivizing revenue growth balanced with improved profitability. The committee retained a customer satisfaction measure, Net Promoter Score (NPS), which Pure has tracked and published for several years and which it views as critical to Pure’s long term success, and growth in sales of subscription services, which it believes to be a valuable indicator of Pure’s success in growing its recurring revenue streams.
Our compensation committee aimed to tie the majority of our named executive officers’ compensation to these key performance measures, as well as share price through the use of equity awards. Specifically, in addition to a base salary, our named executive officers’ target total direct compensation included annual short-term and long-term incentives that are based on our attainment of key business objectives. For fiscal 2024, our cash bonuses were dependent on revenue, profitability and NPS, as well as individual executive performance, and our 100% performance-based equity awards were earned based on a combination of revenue and subscription ARR growth, and ultimately considered the stronger-than-expected sales of our Evergreen//One and Evergreen//Flex consumption and subscription-based offerings in fiscal 2024. The value of these equity awards fundamentally depends on Pure's share price. Our corporate bonus program is the same for our executive officers and our broad-based employee bonus participants, driving focus on the same company priorities.
FISCAL 2024 BUSINESS AND FINANCIAL HIGHLIGHTS
We delivered solid business and financial results in fiscal 2024, growing full year revenue to $2.83 billion and remaining performance obligations (RPO) to $2.3 billion, an increase of 3% and 31% year-over-year, respectively. We achieved positive non-GAAP operating margin of 16.2% and grew subscription services revenue by 26% year-over-year. We more than doubled the total contract value (TCV) of sales of our Evergreen//One and Evergreen//Flex offerings this year, and increased subscription services revenue to over 40% of total revenue, in-line with our long-term priorities. Stockholders have recognized our business success and the value of our long-term strategy, and our stock price has increased by over 41% during the course of fiscal 2024, hitting new record highs.

EVERGREEN//ONE AND EVERGREEN//FLEX TCV SALES GROWTH	SUBSCRIPTION SERVICES REVENUE GROWTH
(in millions)	(in millions)
✔We maintained a high customer NPS at 82, the highest in the industry, and added over 1,500 new customers.
✔We grew subscription annual recurring revenue (ARR) to $1.37 billion, up 25% year-over-year.
✔We launched the cost-optimized //E Family of products and delivered our largest ever performance, efficiency and security advancements with the next generation of FlashArray//X and FlashArray//C products.
✔We were again named a leader in the Gartner Magic Quadrants for both Primary Storage and Distributed File Systems & Object Storage.

36

PROPOSAL 3 - ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
We drove growth in our overall business in fiscal 2024. We started the year expecting that macro uncertainties would persist, creating headwinds to enterprise IT spending, and projected total revenue growth of mid-to-high single digits. We stated that our subscription offerings were expected to perform well in an environment with tighter IT budgets.
At year end, when adjusting for stronger-than-expected sales of our Evergreen//One and Evergreen//Flex consumption and subscription-based offerings and a large non-cancelable product sale, our revenue growth for the year would have been over 7%, rather than the actual revenue growth rate of 3%. Stronger-than-expected sales of our subscription-based offerings reduced the mix of product sales which is recognized upon shipment, impacting total revenue growth for the year.
Total Contract Value (TCV) Sales, or bookings, of our Evergreen//One and Evergreen//Flex offerings is an operating metric, representing the value of orders received during the fiscal year. Non-GAAP operating margin is defined as non-GAAP operating profit divided by revenue. See page 41 of this proxy statement for a description of the reconciliation of non-GAAP operating profit to GAAP operating income.
FISCAL 2024 EXECUTIVE COMPENSATION HIGHLIGHTS
In fiscal 2024, the key highlights of our executive compensation program included:

UPDATED PEER GROUP	BASE SALARY AND BONUS TARGETS	BONUS BASED ON PERFORMANCE	EQUITY BASED ON PERFORMANCE
We reviewed and updated our compensation peer group to ensure our executive compensation was comparable and competitive relative to similar software-driven technology companies.	We maintained base salaries at the same levels, without any increases, and set bonus targets at similar rates as prior years — ranging from 80% to 100% of base salary.
We set cash bonus targets based on revenue growth, operating profit and NPS.
Bonuses were earned based on a corporate performance factor of 76% and individual performance factors ranging from 130% to 200%.
We granted equity awards that were 100% dependent on annual revenue and subscription ARR growth. Equity awards were earned at 80% of target, based on corporate and other performance considerations.

As disclosed in prior years, our compensation committee maintains an executive compensation program designed to incentivize revenue growth, profitability and customer satisfaction, as well as to drive more recurring services revenue. The committee believes that the structure of the compensation program must balance incentivizing revenue growth with our desired shift to more subscription services revenue, and not allow a punitive result if sales of consumption and subscription-based offerings perform ahead of original targets.
Our compensation committee also reviewed the compensation program and determined that offering a mix of different types of equity awards would provide a balance of incentives to promote stockholder value, growth of the business, talent retention and operational excellence over the longer term. In furtherance of this objective, the committee granted long-term performance-based stock unit awards (LTP Awards) to executive officers to complement the annual equity grants. The LTP Awards are designed to further focus executive officers on building sustained shareholder value over the five-year performance period (fiscal 2024 through fiscal 2028). See a detailed description as set forth below in the section titled “Long-Term Equity Compensation.”
NAMED EXECUTIVE OFFICERS DURING FISCAL 2024
Our named executive officers for fiscal 2024 are:
•Charles Giancarlo, our Chairman and Chief Executive Officer (our CEO);
•Kevan Krysler, our Chief Financial Officer;
•John Colgrove, our Chief Visionary Officer and Founder;
•Ajay Singh, our Chief Product Officer; and
•Dan FitzSimons, our Chief Revenue Officer.

2024 PROXY STATEMENT	37

PROPOSAL 3 - ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
ADVISORY VOTE ON EXECUTIVE COMPENSATION

At our annual meeting of stockholders held in June 2023, we held a non-binding advisory vote on the compensation of our named executive officers (a Say-on-Pay vote). Our stockholders approved the compensation of our named executive officers, with 94% of the votes cast in favor of our fiscal 2023 compensation program. Our compensation committee has considered and intends to continue to consider the results of annual Say-on-Pay votes. The prior results validate our overall compensation philosophy and policies, and help inform future compensation decisions.

DISCUSSION OF OUR EXECUTIVE COMPENSATION PROGRAM
COMPENSATION PHILOSOPHY AND OBJECTIVES
We design our executive compensation program to achieve the following objectives, consistent with our “pay for performance” philosophy:
•attract and retain executive officers of outstanding ability and experience;
•motivate and reward behavior that results in exceeding our corporate performance objectives; and
•ensure that compensation is meaningfully tied to the creation of stockholder value.
We believe that our executive compensation program should include short-term and long-term elements and reward consistent performance that meets or exceeds expectations. We evaluate both performance and compensation to ensure that the compensation provided to our executive officers remains competitive relative to the compensation paid by similar companies operating in the technology industry, in particular comparable software and hardware companies, taking into account the role and performance of the individual executive officer and the performance and strategic objectives of the company.
COMPENSATION DESIGN
The compensation arrangements for our executive officers consist of base salary, annual performance-based cash bonuses, performance-based equity awards, and broad-based employee benefit programs.
Our cash bonuses are funded based on annual corporate performance metrics, and may be increased or decreased based on the individual performance of an executive officer against organization-specific goals during the applicable year. We believe that these cash awards incentivize our executive officers to meet our short-term corporate objectives.
While we offer competitive cash compensation, equity compensation is the primary incentive element of our executive compensation program. We emphasize the use of equity compensation to encourage our executive officers to focus on the growth of our overall enterprise value which in turn creates value for our stockholders. For the last few years, we have used full value performance-based equity awards that may only be earned upon the achievement of company performance objectives. 100% of the annual equity awards granted to our executive officers are dependent on our corporate performance and any amount earned upon the achievement of company performance objectives is also subject to time-based vesting requirements. We believe that these equity awards align the interests of our executive officers with our stockholders and drive a longer-term focus through a multi-year vesting schedule.
Our compensation committee reviews our executive compensation program throughout the year. As part of this review process, the committee applies the objectives described above within the context of our overall philosophy while simultaneously considering the compensation levels needed to ensure that our program remains competitive. The committee also evaluates whether we are meeting our retention objectives and the potential impact of replacing key executive officers.
COMPENSATION-SETTING PROCESS
Our compensation committee is responsible for reviewing, evaluating and approving the compensation arrangements of our executive officers and for establishing and maintaining our executive compensation policies and practices. The committee seeks input and receives recommendations from members of our executive team when discussing the performance and compensation of executive officers and in evaluating the financial and accounting implications of our compensation programs and hiring decisions. The committee is authorized to engage, and has engaged, its own advisor to provide advice on matters

38

PROPOSAL 3 - ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
related to executive compensation and general compensation programs. For additional information on our compensation committee, see “Board Structure and Process—Board Committees” elsewhere in this proxy statement.
ROLE OF OUR EXECUTIVE OFFICERS
Our CEO assists our compensation committee (other than for his own performance and compensation) in evaluating the performance of our executive officers and makes recommendations to the committee with respect to base salary adjustments, target cash bonus opportunities, actual bonus payments and equity awards for each executive officer. While the committee takes these recommendations into consideration, it exercises its own independent judgment in approving the compensation of our executive officers.
ROLE OF COMPENSATION CONSULTANT
Our compensation committee retained a compensation consultant to provide support and advice regarding our executive compensation program for fiscal 2024. Meridian Compensation Partners (Meridian) acted as the committee's independent executive compensation consultant. Meridian reviewed and advised on our compensation philosophy, consulted on compensation trends and regulatory developments, assisted the committee in evaluating and updating the compensation peer group that we use to understand market compensation practices, conducted a compensation risk assessment, and provided compensation data and analysis with respect to compensation decisions during and relating to fiscal 2024. Meridian played a key role in advising on the design and implementation of the long-term performance award program as set forth below in the section titled “Long-Term Equity Compensation.”
In fiscal 2024, Meridian provided services to us relating to our executive and director compensation programs. Meridian maintains internal policies specifically designed to prevent conflicts of interest. The committee assessed the independence of Meridian, taking into account, among other things, the factors set forth in Exchange Act rules and NYSE listing standards and concluded that no conflict of interest has arisen with respect to the work these consultants perform for the committee.
COMPENSATION PEER GROUP
Our compensation committee generally refers to peer group data when reviewing our executive officers’ compensation. This compensation peer group is intended to reflect companies with similar revenues, significant revenue growth, headcount and comparable market capitalization, in the following sectors: applications software, systems software, internet software and services or information technology.
In preparation for fiscal 2024, our compensation committee, in consultation with Meridian, evaluated our compensation peer group and made adjustments, removing companies that were deemed less relevant or had been acquired during the previous year and adding other more relevant technology companies of comparable size with which we may compete for talent. The committee generally selected a group of peer companies that, at the time of evaluation, had annual revenue between $750 million and $6 billion, as well as market capitalizations generally between two to ten times annual revenue. The committee generally selected companies with solid annual revenue growth, and it continued to retain some companies with substantially higher market capitalizations, as the committee believed that these companies aligned well with Pure's underlying business fundamentals.
Our compensation peer group for fiscal 2024 consisted of the following companies:

Akamai (AKAM)	Envestnet (ENV)	Logitech (LOGI)	Palo Alto Networks (PANW)
Arista Networks (ANET)	F5 (FFIV)	NetApp (NTAP)	Splunk (SPLK)
Box (BOX)	Guidewire (GWRE)	New Relic (NEWR)	Zendesk (ZEN)
Dropbox (DBX)	Juniper Networks (JNPR)	Nutanix (NTNX)

Our compensation committee considers the compensation levels of the executives at the companies in our compensation peer group to provide general guidance and a reference for market practices, without rigidly setting compensation based on specific percentiles relative to the peer group.

2024 PROXY STATEMENT	39

PROPOSAL 3 - ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM
Our executive compensation program consists of three principal elements:
•base salary;
•annual performance-based cash bonuses; and
•annual and long-term performance-based equity awards.
The following charts show the pay mix for our CEO and, on average, Messrs. Krysler, Colgrove, Singh and FitzSimons (based on base salary, target cash bonus and the grant date fair value of equity awards at target):

CEO - % OF TOTAL TARGET PAY

AVERAGE OF KRYSLER, COLGROVE, SINGH AND FITZSIMONS - % OF TOTAL TARGET PAY

BASE SALARY
We offer base salaries that are intended to provide a stable level of fixed compensation to our executive officers for performance of their day-to-day responsibilities. Each executive officer’s base salary was first established based on market competitive ranges and as the result of arm’s-length negotiations with each individual at the time of his initial hiring. Base salaries for our executive officers are reviewed annually to determine whether an adjustment is warranted based on factors such as performance, role criticality and scope, market data and internal comparisons.
In February 2023, our compensation committee reviewed and discussed the compensation arrangements for our executive officers and considered compensation data provided by Meridian, as well as observations regarding executive performance and compensation from our CEO. In March 2023, our compensation committee reviewed the base salaries of our executive officers, and after considering its prior review and a competitive market analysis, left the base salaries of our executive officers unchanged.
The following table sets forth the annual base salaries for our named executive officers for fiscal 2024, without any increases as compared to the prior year:

Name	Fiscal 2023 Base Salary ($)	Fiscal 2024 Base Salary ($)	Percentage Increase
Charles Giancarlo	800,000	800,000	0%
Kevan Krysler	500,000	500,000	0%
John Colgrove	475,000	475,000	0%
Ajay Singh	550,000	550,000	0%
Dan FitzSimons	510,000	510,000	0%

40

PROPOSAL 3 - ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
ANNUAL CASH BONUSES
We provide our executive officers the opportunity to earn annual cash bonuses on substantially the same basis as our employees who are eligible under our corporate bonus program. These cash bonuses are intended to encourage the achievement of corporate performance objectives, particularly our financial goals, as well as individual performance factors. The metrics and goals are set annually in connection with our annual business planning cycle, and are directly connected to our business plans and goals, and more specifically to organization-specific goals for each executive officer.
In March 2023, our compensation committee reviewed the target cash bonus opportunities of our executive officers and determined that their target cash bonus opportunities would remain at the same levels.
The following table sets forth the annual target cash bonus opportunities (expressed as a percentage of base salary) of our named executive officers for fiscal 2024, without any increases as compared to the prior year:

Name	Fiscal 2024 Target Bonus ($)	Bonus Opportunity as a % of Base Salary
Charles Giancarlo	800,000	100%
Kevan Krysler	500,000	100%
John Colgrove	475,000	100%
Ajay Singh	440,000	80%
Dan FitzSimons	510,000	100%
Our compensation committee also met with management and its compensation consultant, and reviewed potential corporate performance metrics relating to fiscal 2024 cash bonuses. The committee decided to continue with the same performance metrics as the prior fiscal year for our fiscal 2024 company-wide cash bonus program, specifically: (i) revenue, (ii) non-GAAP operating profit, and (iii) NPS, which in combination constitute the corporate performance factor.
These metrics were weighted as follows:

Metric	Weighting	Rationale
Revenue	60%	To drive revenue growth
Operating Profit	25%	To demonstrate operating discipline and leverage
NPS Score	15%	To maintain or improve customer experience
In selecting these metrics, our compensation committee believed that our management would be incentivized to grow the size of Pure's business and take market share, while improving profitability and maintaining Pure’s customer experience, during fiscal 2024.
Our compensation committee set goals for the revenue and profit components:
•Revenue target: $2.974 billion in revenue, or around 8% year-over-year growth.
•Profit target: $450 million in non-GAAP operating profit.
Our compensation committee selected NPS as the best generally-accepted customer satisfaction measure. Our customer-centric business model has been recognized by customers and the industry as a differentiator. We use a third party to conduct an NPS survey of our customers regarding whether they would recommend us to their peers on a 1-10 scale. Our prior audited NPS was 81.4, among the highest scores benchmarked for B2B companies by our third party vendor. For fiscal 2024, the committee set a target range for funding of the NPS portion that was deemed an appropriate measure of our success in maintaining or improving Pure's customer experience.
For purposes of the cash bonus program, non-GAAP operating profit was defined as GAAP operating income excluding the following: stock-based compensation expense, payroll tax expense related to stock-based activities, duplicate lease costs during the transition of our corporate headquarters, expenses for severance and termination benefits related to workforce realignment, amortization expense of acquired intangible assets, and payments to former shareholders of acquired company. A reconciliation of this measure to the comparable GAAP financial measure can be found in exhibit 99.1 to the current report on Form 8-K furnished to the SEC on February 28, 2024.

2024 PROXY STATEMENT	41

PROPOSAL 3 - ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
The cash bonus components were subject to scaled payout ranges as follows:

	Revenue ($M)	Funding		Operating Profit ($M)	Funding		NPS Score	Funding
Maximum	3,140	150%	Maximum	505	150%	Maximum	86	150%
Target	2,974	100%	Target	450	100%		85	125%
	2,808	50%		395	50%	Target range	80-83	100%
Threshold	< 2,808	—%	Threshold	< 395	—%	Threshold	< 80	—%
In addition to the corporate performance factor, specific goals for the individual performance factors were determined by our CEO, or in the case of the CEO, by the committee, and in each case were considered stretch goals. The committee considered the individual performance of each executive officer and determined an individual performance factor based on the individual performance of an executive officer during the year.
During fiscal 2024, the committee monitored company performance and the individual performance of our executive officers. In September 2023, we paid 40% of the target cash bonus opportunity, consistent with the past practice and following confirmation that the company was on track to reach target corporate performance under the bonus program.

REVENUE	NON-GAAP OPERATING PROFIT	NPS SCORE
$2.83 billion	$458 million	82.0
(up 3% year-over-year)	(16.2% operating margin)
In March 2024, our compensation committee reviewed our corporate performance for fiscal 2024, which was achieved as follows: (i) full year revenue of $2.83 billion, growth of 3%, against a target of $2.974 billion, (ii) full year non-GAAP operating profit of $458 million, against a target of $450 million, and (iii) an audited NPS of 82, against a target range of 80 to 83. With respect to the bonus funding for the corporate performance factor, the committee evaluated but did not adjust this factor for the much stronger-than-expected sales of our Evergreen//One and Evergreen//Flex consumption and subscription-based offerings or a large non-cancelable product sale, but for which revenue would have grown to approximately $2.95 billion for the year, or 99% of the original revenue target. Following significant discussion and analysis, the committee approved bonus funding for the corporate performance factor at 76%.
Our compensation committee then evaluated the individual performance of our executive officers during fiscal 2024, including the specific organizational goals set for each individual early in the fiscal year. These goals were focused around key objectives for fiscal 2024. Our executive officers made key strategic decisions and led their respective teams to:
•Grow RPO and subscription services revenue by 31% and 26% year-over-year, respectively.
•Increase Evergreen//One and Evergreen//Flex consumption and subscription-based offerings by over 100% year-over-year, rather than the original expected growth of 50%.
•Expand our core product portfolio with our cost-optimized //E Family with FlashBlade//E, followed by FlashArray//E, enabling customers to leverage flash storage for any workload.
•Set a new industry standard with eight total service level agreements across its Evergreen portfolio.
•Deliver the largest ever performance, efficiency, and security advancements with the next generation FlashArray//X and FlashArray//C, expand our strategic partnership with Microsoft with the introduction of Pure Cloud Block Store for Azure VMware Solution, and deliver the first and only native, unified block and file experience purpose-built for flash storage with the GA of File Services for FlashArray.
•Develop our employee base globally, with headcount increasing by approximately 8%, and deliver on key DEI initiatives.
•Lead in key awards and recognitions, including Gartner Magic Quadrants and IDC MarketSpace.
•Establish and drive transformational, cross functional initiatives within the company.

42

PROPOSAL 3 - ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
Our compensation committee considered these accomplishments and Pure's financial and sales results, as well as the context of the current economic background and other market dynamics during the year. Our CEO recommended individual performance factors for each executive officer and provided the committee with the reasoning behind his recommendations. The committee discussed the individual performance factor for each executive officer and, with the CEO absent, for our CEO. After discussion, the committee made determinations relating to each executive officer’s individual performance.
The following table provides information regarding the annual target bonus opportunities, corporate funding, individual performance factor, and the actual cash bonuses earned by our named executive officers for fiscal 2024:

Name	Target Bonus ($)	Corporate Performance Factor	Individual Performance Factor	Actual Bonus Earned ($)
Charles Giancarlo	800,000	76%	135%	820,800
Kevan Krysler	500,000	76%	130%	494,000
John Colgrove	475,000	76%	200%	722,000
Ajay Singh	440,000	76%	175%	585,200
Dan FitzSimons	510,000	76%	130%	503,880
The committee evaluated each of our named executive officers individually and ultimately determined the individual performance factor for each of our named executive officers, as set forth in the table above, which was multiplied by the 76% corporate performance factor to calculate the earned bonus amount. The actual bonus amounts above include the partial bonus payout in September 2023, and the remaining amount of the bonus, which was paid in April 2024, after the final reviews described above.
ANNUAL EQUITY COMPENSATION
We provide our executive officers the opportunity to earn shares of our common stock through performance-based restricted stock unit (PSU) awards. We believe that strong long-term corporate performance is achieved with a compensation program that encourages a multi-year focus by our executive officers through the use of equity compensation, the value of which depends on the performance of our common stock. For this reason, our long-term incentive compensation to date has largely been provided in the form of PSU awards as the primary form of equity incentive compensation to further align the interests of our executive officers with the interests of our stockholders and to incentivize our executive officers through the appreciation in stock price of our common stock.
The size and form of the equity awards for our executive officers are determined in the discretion of our compensation committee at a level that it believes is competitive with current market conditions (as reflected by data from our compensation peer group), and after taking into consideration each individual executive officer’s role and scope of responsibilities, past performance, current equity holdings and expected future contributions. For the last several years, the committee has granted 100% PSU awards to align our executive officers' financial incentives with company performance and the creation of stockholder value.
Consistent with the bonus design process, our compensation committee evaluated the PSU program design for fiscal 2024 at its meeting in February 2023 and finalized the corporate performance metrics for the PSU awards in March 2023, with the grants effective in April 2023. Similar to prior years, the committee granted PSU awards to our executive officers that were subject to a one-year performance period, with the earned share amount to be adjusted down or up within a range of 0% to 150% of the target share amount based on our achievement of a metric that was a combination of total revenue and the increase in our subscription ARR in fiscal 2024. The committee used its judgement to select the combined metric expected to be a balanced overall measure to incentivize the growth of Pure's business, both its core product sales and its subscription services business. Subscription ARR is a business metric that refers to total annualized contract value of all active subscription agreements on the last day of the quarter, plus on-demand revenue for the quarter multiplied by four. The combined metric relied on certain assumptions about sales performance and mix, which are inherently difficult to predict and subject to customer preference. The earned shares, if any, would be subject to a time-based vesting requirement over a three-year period from March 2023, with 1/3rd vesting in March 2024 and the remainder vesting quarterly thereafter, subject to continued service with us on each vesting date.

2024 PROXY STATEMENT	43

PROPOSAL 3 - ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
The following table sets forth the PSU awards (at target and maximum) granted to our named executive officers for fiscal 2024:

Name	Target Shares	Maximum Shares
Charles Giancarlo	405,252	607,878
Kevan Krysler	141,838	212,757
John Colgrove	141,838	212,757
Ajay Singh	141,838	212,757
Dan FitzSimons	141,838	212,757
The following table presents potential payout multiples relative to the combined performance metric (total revenue and subscription ARR), with payouts between the minimum and maximum, to be determined on a linear basis:

	Revenue + Subscription ARR ($M)	Funding
Maximum	4,540	150%
	4,486	130%
	4,459	120%
	4,432	110%
Target	4,405	100%
	4,315	67%
	4,255	44%
Minimum	< 4,135	—%
During fiscal 2024, our compensation committee monitored the combined performance metric for the PSU awards.
In August 2023, we discussed in our public earnings results that sales of our Evergreen//One and Evergreen//Flex offerings through the first half of the year were outperforming our expectations, that this momentum was expected to continue throughout the remainder of the year, and that this was creating near-term pressure on the total revenue growth rate, due to the difference in revenue recognition for such offerings. In September 2023, our compensation committee met and discussed the impact of this unanticipated sales shift on the combined performance metric for the PSU awards.
In November 2023, we discussed in our public earnings results that annual sales of these offerings in Q3 and the opportunities in our seasonally largest quarter, Q4, were expected to more than double during the year, reaching nearly $400 million in TCV, and that the impact was creating a headwind to our annual revenue guide provided at the beginning of the year. Specifically, when excluding the impacts of the increased shift to these subscription-based offerings and a large non-cancellable order, we stated that annual revenue growth would have been 7 percent, within the annual revenue guide that we provided at the beginning of the year.
In December 2023, our compensation committee met and discussed with management and Meridian the stronger-than-expected sales of these consumption- and subscription-based offerings and the appropriateness of the combined performance metric for the PSU awards.
Ahead of year end and in February and March 2024, management continued to monitor and analyze the performance of the business, and our compensation committee engaged in multiple discussions with management and Meridian about the appropriate payout for the PSU awards. The committee reviewed the full year financial performance of the company, with annual revenue of $2.83 billion and subscription ARR of $1.4 billion, or metric achievement of $4.23 billion. We discussed in our public earnings results that our annual revenue growth would have been 7% for the year, or roughly $2.95 billion, or 99% of the original revenue target, but for the sales dynamics described above. The committee understood that the mix of product sales, which is recognized upon shipment, had impacted total revenue growth for the year.
Our compensation committee considered other detailed analysis and related factors, and considered the appropriateness of rigidly applying the original combined metric as it would punish the executive team for doing what the committee viewed as the right thing for the long-term health of the business. The committee believes that our consumption and subscription business models will drive improved long-term growth for Pure, and understands that in the short term, sales of consumption- and subscription-based offerings can undermine appropriate, designed financial incentives for Pure's executive team.

44

PROPOSAL 3 - ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
The following table summarizes the reasoning and outcome relating to the earned shares under the PSU awards:

Reasoning for PSU adjustment
•Revenue growth would have been over 7%, within the original total revenue guidance, but for:
•Stronger-than-expected sales of our subscription-based offerings, including over $400 million, or 100% growth, rather than the original expected growth of 50%, of Evergreen//One and Evergreen//Flex TCV sales.
•This shift in sales mix:
•reduced the mix of product sales, which are recognized upon shipment, and
•directly impacted total revenue growth.
•The board of directors believes that the structure of the awards needs to:
•reward the desired shift to more subscription services revenue, in-line with the objectives and long-term health of the business, and
•not allow a punitive result when sales of subscription-based offerings perform far ahead of original targets.

Earned payout determination	80% of target shares under PSU awards earned during fiscal 2024

In March 2024, the committee accordingly recommended, after this deliberate and reasoned review, and our board of directors reviewed and then approved, a payout of 80% of the shares subject to the PSU awards. The earned shares started vesting in March 2024, subject to the remaining vesting period.

Name	Target Shares	Payout	Earned Shares
Charles Giancarlo	405,252	80%	324,202
Kevan Krysler	141,838	80%	113,470
John Colgrove	141,838	80%	113,470
Ajay Singh	141,838	80%	113,470
Dan FitzSimons	141,838	80%	113,470
The amounts shown in the Summary Compensation Table for fiscal 2024 do not reflect the dollar amount actually received by our named executive officers. Instead, the amounts reflect both the aggregate grant date fair value and incremental fair value of the modification for the fiscal 2024 PSU awards. See the Summary Compensation Table and its footnotes for more information.
Fiscal 2025 PSU Awards
In March 2024, our compensation committee also reviewed and approved a new combined metric relating to PSU awards for fiscal 2025. Consistent with the learnings from the fiscal 2024 awards, the new metric measures both growth in revenue and TCV for Evergreen//One, Evergreen//Flex and similar offering sales, and the committee believes, based on analysis and sensitivity testing, that the revised metric should capture and appropriately incentivize more balanced growth in revenue and subscription-based sales.
LONG-TERM EQUITY COMPENSATION
In fiscal 2024, we introduced the opportunity for our executive officers to earn shares of our common stock through long-term performance-based stock unit awards (LTP Awards). These awards were designed in consultation with Meridian, with a focus on the best interests of stockholders and are intended to be additive to the annual PSU awards. Our compensation committee met multiple times to discuss the LTP Awards. Our board of directors believes that the LTP Awards will contribute to driving strong, sustained levels of growth in future years, inspiring innovation and resourcefulness, and creating a significant incentive to achieve Pure’s strategic priorities over a five-year period, all of which is aligned with strong stockholder value creation.
The LTP Awards are structured to directly align with stockholder interests, as the awards motivate extraordinary long-term performance, are entirely at risk, and correlate directly with stockholder outcomes. By design, the market capitalization metric is intended to be challenging to achieve, and will require significant value creation that would accrue to all stockholders’ benefit before any value from the awards can be realized by our executive officers.

2024 PROXY STATEMENT	45

PROPOSAL 3 - ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
In June 2023, our board of directors, upon the recommendation of our compensation committee, granted LTP Awards to our executive officers, contingent on both achievement of a formidable market capitalization milestone and continuous service over a period of approximately five years. To be earned, the market capitalization would need to be increased by roughly three times its value prior to the grant date, with the vast majority of the value creation going to the shareholders.
The following table sets forth the LTP Awards (at maximum) granted to our named executive officers in fiscal 2024:

Name	Maximum Shares
Charles Giancarlo	813,526
Kevan Krysler	284,734
John Colgrove	284,734
Ajay Singh	284,734
Dan FitzSimons	284,734
The following chart summarizes certain key features of the LTP Awards:

LTP metric	$21.0 billion market capitalization (stock price multiplied by shares outstanding)
Starting metric
$7.5 billion market capitalization, based on the 30-trading day average closing price for a share of Pure’s common stock ending on May 26, 2023 and shares outstanding as of the end of the quarter ended May 7, 2023

Vesting date	March 20, 2028
Measurement	33%, 67% or 100% of award is banked if the LTP metric is achieved as of the last trading day of fiscal 2026, 2027 and 2028, respectively
Post-vest holding period	1 year post vesting date
Sharing ratio	~1% to named executive officers, based on the value of the shares divided by incremental market capitalization growth, assuming that the LTP metric is achieved

While the LTP Awards will not be vest until March 2028, the committee believes that the LTP Awards are working as expected, and serve as an inspiration for our executive officers to continue creating long-term value for stockholders.
The LTP Awards also contain provisions for treatment of the award upon an executive officer’s death or disability, or in connection with a change in control.
BENEFITS PROGRAMS
Our employee benefit programs, including our 401(k) plan with a company matching contribution, employee stock purchase plan, and health, and welfare programs, are designed to provide a competitive level of benefits to our employees generally, including our executive officers and their families. We adjust our employee benefit programs as needed based upon regular monitoring of applicable laws and practices and the competitive market. Our executive officers are eligible to participate in the same employee benefit plans on the same terms and conditions as all other U.S. full-time employees.
PERQUISITES AND OTHER PERSONAL BENEFITS
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites to our executive officers that are not also available to our employees generally. In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive in the performance of his or her duties, to make our executive officers more efficient and effective and for recruitment, motivation or retention purposes. All future practices with respect to perquisites or other personal benefits will be subject to review and approval by our compensation committee.
POST-EMPLOYMENT COMPENSATION
Our executive officers and certain other employees are eligible to receive severance payments, equity acceleration and health care benefits in the event of a termination of employment and/or in connection with a change in control of the company. Our compensation committee has determined that these arrangements are both competitively reasonable and necessary to recruit and retain key executives. The material terms of these post-employment payments to our named executive officers are set forth below in the section titled “Employment, Severance and Change in Control Agreements.”

46

PROPOSAL 3 - ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
OTHER COMPENSATION POLICIES
EQUITY AWARDS GRANT POLICY
The grant of equity awards must be approved either by our board of directors or our compensation committee. Our compensation committee has adopted a policy governing equity awards that are granted to our non-executive employees. This policy provides that our CEO may approve awards to non-executive employees within prescribed limits. Generally, equity awards will be effective on the 20th day of the second month of the fiscal quarter. If applicable, the exercise price of all stock options and stock appreciation rights must be equal to or greater than the fair market value of our common stock on the date of grant.
DERIVATIVES TRADING, PLEDGING AND HEDGING POLICY
Our insider trading policy prohibits our directors, officers, employees and consultants, as well as all family members and other household members of such persons and all companies controlled by such persons, from engaging in trades of our derivatives, short sales, transactions in put or call options, hedging transactions, opening margin accounts, pledging our securities, or other inherently speculative transactions with respect to our equity securities at any time.
COMPENSATION CLAWBACK/RECOUPMENT
Effective October 2, 2023, our compensation committee adopted a policy requiring recoupment of any excess incentive compensation paid to our current and former Section 16 officers where the payments were predicated upon the achievement of financial results that were subsequently the subject of a financial restatement (clawback policy). This clawback policy is intended to comply with the NYSE listing standards as required under the final rules adopted by the SEC implementing Section 10D of the Exchange Act. The recovery of such compensation applies regardless of whether a Section 16 officer engaged in misconduct or otherwise caused or contributed to the requirement of an accounting restatement.
STOCK OWNERSHIP GUIDELINES
Our board of directors adopted stock ownership guidelines for our executive officers and non-employee directors. Under these guidelines, each executive officer and director is required to own shares of our common stock with a value equal to:
•5 times annual base salary for our CEO.
•2 times annual base salary for our executive officers, other than our CEO.
•5 times annual base retainer for our non-employee directors.
In determining ownership levels, credit is provided for shares held outright, shares “beneficially owned,” vested RSUs, and vested shares under any deferred compensation plan, if applicable, but not for vested or unvested stock options. Compliance with these guidelines is required within five years of becoming subject to them. The policy includes procedures for granting exemptions in the case of severe hardship or in the event that the guidelines would prevent a director or officer from complying with a court order or applicable law. At the end of fiscal 2024, all of our executive officers and non-employee directors met, exceeded, or were on track to meet these guidelines based on their current rate of stock accumulations in the time frames set out in the guidelines.
POLICY REGARDING 10b5-1 PLANS FOR DIRECTORS AND EXECUTIVE OFFICERS
Our insider trading policy generally requires that our executive officers and non-employee members of our board of directors may not trade in our equity securities during “blackout” periods and that such individuals must pre-clear trades or adopt plans in accordance with Exchange Act Rule 10b5-1 for sales of securities which they beneficially own.
COMPENSATION POLICIES AND PRACTICES AS THEY RELATE TO RISK MANAGEMENT
Our compensation committee has reviewed our executive and employee compensation programs and does not believe that our compensation policies and practices encourage undue or inappropriate risk taking or create risks that are reasonably likely to have a material adverse effect on us. The reasons for the committee’s determination include the following:
•We structure our compensation program to consist of both fixed and variable components. The fixed component of our program (or base salary) is designed to provide income independent of our stock price performance so that employees will not focus exclusively on stock price performance to the detriment of other important business metrics;

2024 PROXY STATEMENT	47

PROPOSAL 3 - ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
•We maintain internal controls over the financial reporting, which are designed to prevent this information from being manipulated by any employee, including our executive officers;
•We maintain internal controls over the determination of sales commissions, although we do not cap cash incentive awards for our sales commission plans because we wish to reward our sales force for exceeding their objectives;
•Our employees are required to acknowledge and comply with our code of conduct which covers, among other things, accuracy in keeping financial and business records;
•Our compensation committee approves the overall annual equity pool and the employee equity award guidelines;
•A significant portion of the compensation paid to our executive officers is in the form of equity awards to align their interests with the interests of stockholders; and
•As part of our insider trading policy, we prohibit hedging transactions involving our equity securities so that our executive officers and other employees cannot insulate themselves from the effects of poor stock price performance.
TAX AND ACCOUNTING CONSIDERATIONS
DEDUCTIBILITY OF EXECUTIVE COMPENSATION
Under Section 162(m) (Section 162(m)) of the Internal Revenue Code of 1986, as amended (the Code), compensation paid to any publicly held corporation’s "covered employees" that exceeds $1 million per taxable year for any covered employee is generally non-deductible. In designing our executive compensation program and determining the compensation of our executive officers, our compensation committee considers a variety of factors, including the potential impact of the Section 162(m) deduction limit. The committee retains the flexibility to provide compensation for our executive officers in a manner consistent with the goals of our compensation program and the best interests of the company and its stockholders, which includes providing for compensation that is not deductible by the company due to the Section 162(m) deduction limit.
NO TAX REIMBURSEMENT OF PARACHUTE PAYMENTS AND DEFERRED COMPENSATION
We have not provided any executive officer with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999, or 409A of the Code during fiscal 2024, and we have not agreed and are not otherwise obligated to provide any executive officer with such a “gross-up” or other reimbursement.
ACCOUNTING TREATMENT
We account for stock-based compensation in accordance with the provisions of FASB ASC Topic 718, which requires companies to measure and recognize the compensation expense for all share-based awards made to employees and directors, including stock options and full-value equity awards, over the period during which the award recipient is required to perform services in exchange for the award (for executive officers, generally the three-year or four-year performance and/or vesting period of the award). Compensation expense for shares acquired through our ESPP is recognized over the offering period. We estimate the fair value of stock options and shares acquired through our ESPP using the Black-Scholes option pricing model. This calculation is performed for accounting purposes and reported in the compensation tables below. The fair value of the LTP Awards is calculated using a Monte Carlo simulation model that takes into account similar input assumptions as the Black-Scholes option pricing model as well as the possibility that the market condition may not be satisfied and a post-vest holding period discount. The total stock-based compensation expense for the LTP Awards is being recognized over the requisite service period of nearly five years. Assumptions used in the calculation of the compensation expense for the LTP Awards are included in the notes to our consolidated financial statements in our Annual Report on Form 10-K, as filed with the SEC on April 1, 2024.

48

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE FOR FISCAL 2024
The following table presents all of the compensation awarded to, or earned by, our named executive officers during fiscal 2024 and, if applicable, the prior two fiscal years.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non–Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Charles Giancarlo Chief Executive Officer	2024	800,000	—	35,023,555	820,800	5,693	36,650,048
	2023	791,667	—	9,469,212	1,000,000	23,244	11,284,123
	2022	696,250	—	7,735,478	1,358,378	4,276	9,794,382
Kevan Krysler Chief Financial Officer	2024	500,000	—	12,258,207	494,000	5,958	13,258,165
	2023	497,917	—	3,314,240	750,000	6,096	4,568,253
	2022	472,917	—	2,707,416	738,057	4,378	3,922,768
John Colgrove Chief Visionary Officer	2024	475,000	—	12,258,207	722,000	6,116	13,461,323
	2023	472,917	—	3,314,240	712,500	11,074	4,510,731
	2022	445,833	—	2,707,416	870,141	11,920	4,035,310
Ajay Singh Chief Products Officer	2024	550,000	—	12,258,207	585,200	5,628	13,399,035
	2023	550,000	—	3,314,240	660,000	5,871	4,530,111
	2022	550,000	—	2,514,031	858,000	5,836	3,927,867
Dan FitzSimons (4) Chief Revenue Officer	2024	510,000	—	12,258,207	503,880	5,669	13,277,756
	2023	509,167	—	2,840,764	637,500	32,501	4,019,932
(1)The amounts shown in this column do not reflect the dollar amount actually received by our named executive officers. Instead, these amounts reflect the aggregate grant date fair value of the stock awards granted to our named executive officers, computed in accordance with the provisions of FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in the notes to our consolidated financial statements in our Annual Report on Form 10-K, filed with the SEC on April 1, 2024. The amounts include (i) the aggregate fair value as of the grant date for PSU awards for each year, reported at 100% target achievement, (ii) the incremental fair value of the modification for the PSU awards for fiscal 2024, and (iii) the aggregate fair value as of the grant date for LTP Awards granted in fiscal 2024. With respect to (ii), these amounts represent the accounting cost of the modification in the first quarter of fiscal 2025, which we have accounted for as a Type III modification under ASC 718 and have included in the fiscal 2024 amounts because we believe it is appropriate to describe and report the modification in the fiscal year for which the PSU award's performance was conditioned and earned. With respect to (iii), the grant date fair values of the LTP Awards were calculated based on the application of a Monte Carlo simulation model, and are reported at 100% target achievement, which are also the maximum grant date fair values of the LTP Awards. See “Compensation Discussion and Analysis” above for the share amounts actually earned for fiscal 2024. Assuming the highest level of the performance conditions is achieved, the value of the fiscal 2024 PSU awards in the “Stock Awards” column would be as follows: Mr. Giancarlo, $14,503,970; Mr. Krysler, $5,076,382; Mr. Colgrove, $5,076,382; Mr. Singh, $5,076,382 and Mr. FitzSimons, $5,076,382.
The following table summarizes the elements included in the "Stock Awards" column for fiscal 2024:

Name	Aggregate Grant Date Value of the PSU Awards ($)	Aggregate Incremental Fair Value of the PSU Award Modifications ($)	Aggregate Grant Date Value of the LTP Awards ($)	Total Stock Awards for Fiscal 2024 ($)
Charles Giancarlo	9,669,313	11,068,725	14,285,517	35,023,555
Kevan Krysler	3,384,255	3,874,023	4,999,929	12,258,207
John Colgrove	3,384,255	3,874,023	4,999,929	12,258,207
Ajay Singh	3,384,255	3,874,023	4,999,929	12,258,207
Dan FitzSimons	3,384,255	3,874,023	4,999,929	12,258,207
(2)The amounts shown in this column represent bonuses earned by our named executive officers under our cash bonus program for employees for the stated fiscal years.

2024 PROXY STATEMENT	49

EXECUTIVE COMPENSATION
(3)The amounts shown in this column for fiscal 2024 represent company contributions that we made on behalf of the named executive officers under Pure's 401(k) plan, tax gross ups for cost for guests to participate in certain corporate events, and life insurance premiums. In addition, the amount for Mr. Colgrove includes a tax gross up on patent award program amounts.
(4)Mr. FitzSimons was designated an executive officer as of December 14, 2022.
GRANTS OF PLAN–BASED AWARDS TABLE IN FISCAL 2024
The following table presents information regarding each grant of a cash or equity award made during fiscal 2024. This information supplements the information about these awards set forth in the “Summary Compensation Table” above.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Stock Awards ($)(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Charles Giancarlo	3/14/2023	—	800,000	—	—	—	—	—
	4/20/2023 (3)	—	—	—	—	405,252	607,878	20,738,038
	6/10/2023 (4)	—	—	—	—	813,526	—	14,285,517
Kevan Krysler	3/14/2023	—	500,000	—	—	—	—	—
	4/20/2023 (3)	—	—	—	—	141,838	212,757	7,258,278
	6/10/2023 (4)	—	—	—		284,734	—	4,999,929
John Colgrove	3/14/2023	—	475,000	—	—	—	—	—
	4/20/2023 (3)	—	—	—	—	141,838	212,757	7,258,278
	6/10/2023 (4)	—	—	—		284,734	—	4,999,929
Ajay Singh	3/14/2023	—	440,000	—	—	—	—	—
	4/20/2023 (3)	—	—	—	—	141,838	212,757	7,258,278
	6/10/2023 (4)	—	—	—		284,734	—	4,999,929
Dan FitzSimons	3/14/2023	—	510,000	—	—	—	—	—
	4/20/2023 (3)	—	—	—	—	141,838	212,757	7,258,278
	6/10/2023 (4)	—	—	—		284,734	—	4,999,929
(1)The target bonus amounts for fiscal 2024 were established by our compensation committee in March 2023. For further information regarding the fiscal 2024 target cash bonuses, please see the “Compensation Discussion and Analysis-Cash Bonuses” above, with the actual amounts earned and paid as set forth in the “Summary Compensation Table” in the column titled “Non-Equity Incentive Plan Compensation.”
(2)The amounts shown in this column do not reflect the dollar amount actually received by our named executive officers. Instead, these amounts reflect the aggregate grant date fair value of the stock awards granted to our named executive officers, computed in accordance with the provisions of FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in the notes to our consolidated financial statements in our Annual Report on Form 10-K, filed with the SEC on April 1, 2024. The amounts for the PSU awards granted on April 20, 2023 include the aggregate grant date value of the PSU awards and aggregate incremental fair value of the PSU award modifications. See footnote 1 of the Summary Compensation Table for a detailed description of the PSU awards and related modifications.
(3)This performance-based stock award may be earned from 0% to 150% based on the achievement of a combined metric based on total revenue and subscription ARR for fiscal 2024, which was established by our compensation committee in April 2023. Once earned, this award continued to be subject to time-based vesting, with 1/3rd of the earned shares vesting on March 20, 2024 and the remaining earned shares vesting quarterly over the following two years. See “Compensation Discussion and Analysis” above for the share amounts actually earned in fiscal 2024.
(4)This LTP Award is subject to both market and service conditions. The number of shares vested under the LTP Award will be contingent upon our market capitalization meeting or exceeding $21 billion, measured as of the end of our fiscal years ending in 2026, 2027 or 2028, subject to such employee's continuous service through March 20, 2028.

50

EXECUTIVE COMPENSATION
OUTSTANDING EQUITY AWARDS AS OF
FEBRUARY 4, 2024
The following table presents information regarding outstanding equity awards held by our named executive officers as of February 4, 2024.

	Option Awards				Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Charles Giancarlo	500,000	—	12.84	8/22/2027	—		—	—		—
	500,000	—	17.00	8/22/2027	—		—	—		—
	—	—	—	—	50,233	(3)	2,122,344	—		—
	—	—	—	—	189,934	(4)	8,024,712	—		—
	—	—	—	—	—		—	405,252	(7)	17,121,897
					—		—	813,526	(8)	34,371,474
Kevan Krysler	—	—	—	—	17,582	(3)	742,840	—		—
	—	—	—	—	66,480	(4)	2,808,780	—		—
	—	—	—	—	—		—	141,838	(7)	5,992,656
	—	—	—	—	—		—	284,734	(8)	12,030,012
John Colgrove	125,000	—	17.00	9/23/2025	—		—	—		—
	83,333	—	17.00	9/23/2025	—		—	—		—
	—	—	—	—	17,582	(3)	742,840	—		—
	—	—	—	—	66,480	(4)	2,808,780	—		—
	—	—	—	—	—		—	141,838	(7)	5,992,656
	—	—	—	—	—		—	284,734	(8)	12,030,012
Ajay Singh	—	—	—	—	87,904	(3)	3,713,944	—		—
	—	—	—	—	16,327	(3)	689,816	—		—
	—	—	—	—	66,480	(4)	2,808,780	—		—
	—	—	—	—	—		—	141,838	(7)	5,992,656
	—	—	—	—	—		—	284,734	(8)	12,030,012
Dan FitzSimons	—	—	—	—	5,332	(5)	225,277	—		—
	—	—	—	—	15,697	(6)	663,198	—		—
	—	—	—	—	12,548	(3)	530,153	—		—
	—	—	—	—	56,982	(4)	2,407,490	—		—
	—	—	—	—	—		—	141,838	(7)	5,992,656
	—	—	—	—	—		—	284,734	(8)	12,030,012
(1)Continued vesting on all awards is subject to the individual's continuous service. Further, the unvested shares subject to these awards may be subject to accelerated vesting upon a qualifying termination, as described in the section titled “Employment, Severance and Change in Control Agreements.” RSU awards were granted under our 2015 Equity Incentive Plan.
(2)Based on $42.25, which was the closing price of our common stock on NYSE on February 2, 2024 (the last trading day of our fiscal year).
(3)These RSUs vested as to 33% on March 20, 2022, with the remaining vesting quarterly in equal installments thereafter over the next two years.

2024 PROXY STATEMENT	51

EXECUTIVE COMPENSATION
(4)These RSUs vested as to 33% on March 20, 2023, with the remaining vesting quarterly in equal installments over the next two years.
(5)These RSUs vested, and continue to vest, in equal quarterly installments over a four year period that commenced on March 20, 2020.
(6)These RSUs vested, and continue to vest, in equal quarterly installments over a four year period that commenced on March 20, 2021.
(7)Amounts in this column represent the target shares for PSU awards relating to fiscal 2024. In March 2024, our board of directors determined the actual number of earned shares, based on our fiscal 2024 performance, as follows: Mr. Giancarlo, 324,202 shares; Mr. Krysler, 113,470 shares; Mr. Colgrove, 113,470 shares; Mr. Singh, 113,470 shares; and Mr. FitzSimons, 113,470 shares. One-third of the earned shares vested on March 20, 2024, with the remainder vesting quarterly in equal installments over the next two years.
(8)Amount represents the target shares for the LTP Awards granted in fiscal 2024. The LTP Awards are subject to both market and service conditions. The number of shares vested under the LTP Award will be contingent upon our market capitalization meeting or exceeding $21 billion, measured as of the end of our fiscal years ending in 2026, 2027 or 2028, subject to the holder's continuous service through March 20, 2028.
STOCK AWARDS VESTED IN FISCAL 2024
The following table summarizes the shares of common stock that were acquired by our named executive officers upon the vesting of stock awards during fiscal 2024.

	Stock Awards		Option Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (2)
Charles Giancarlo	502,749	15,365,628	—	—
Kevan Krysler	289,990	9,138,763	—	—
John Colgrove	180,152	5,479,851	499,329	17,126,985
Ajay Singh	228,686	7,241,041	—	—
Dan FitzSimons	165,409	5,176,010	25,000	477,500
(1)The value realized on vesting is calculated by multiplying the number of shares vesting by the closing market price of our common stock on the vesting date.
(2)The value realized on exercise is calculated as the difference between the closing market price of our common stock on the exercise date and the applicable exercise price of those options, multiplied by the number of exercised shares.
NONQUALIFIED DEFERRED COMPENSATION
The following table shows executive contributions, earnings and account balances at the end of fiscal 2024 for each named executive officer participating in Pure's Deferred Compensation Plan.(1)

Name	Executive Contributions in Last FY ($)(2)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Charles Giancarlo	—	—	—	—	—
Kevan Krysler	—	—	—	—	—
John Colgrove	—	—	—	—	—
Ajay Singh	562,100	—	62,967	—	659,911
Dan FitzSimons	—	—	—	—	—
(1)In January 2023, our compensation committee adopted the Deferred Compensation Plan (the DCP), a non-qualified deferred compensation plan established in compliance with Section 409A of the Code. U.S. employees of Pure at the Vice President level and above, including our executive officers, are eligible to participate in the Plan. The DCP allows eligible participants to defer a portion of cash compensation derived from base salary, commissions and certain bonus awards. Deferred compensation will be paid on the date or dates selected by the participant at the time of enrollment or any amendment of that election made in compliance with the requirements of Section 409A of the Code.
(2)The executive contributions listed in this column are reported as compensation in the "salary" and "non-equity incentive plan compensation" columns of the Summary Compensation Table for the fiscal 2024 year.
(3)The amounts reported in this column reflect notional earnings and losses based on investment of funds held in the participant's account that are made at the participant's direction. Investment vehicles available mirror those offered through our 401(k) Plan. Participants are not permitted to invest in Pure common stock through the DCP. Deferred compensation will be paid on the date or dates selected by the Participant at the time of enrollment or any amendment of that election made in compliance with the requirements of section 409A of the Code. The Company has not included any portion of the earnings listed in this column as compensation in the Summary Compensation Table.

52

EXECUTIVE COMPENSATION
EMPLOYMENT, SEVERANCE AND CHANGE IN CONTROL AGREEMENTS
OFFER LETTERS
We have employment offer letters with each of our named executive officers, other than Messrs. Colgrove and FitzSimons. The offer letters generally provide for “at-will” employment and set forth the named executive officer’s initial base salary, initial target cash bonus opportunity, initial equity grant amount, eligibility for employee benefits and in some cases severance payments and benefits upon a qualifying termination of employment. In addition, each of our named executive officers has executed our standard proprietary information and inventions agreement. The key terms of employment with our named executive officers are described below. Please see “Outstanding Equity Awards as of February 4, 2024” above for a presentation of equity awards held by our named executive officers.
CHARLES GIANCARLO
In August 2017, we entered into an offer letter agreement with Mr. Giancarlo, our Chairman and CEO. Mr. Giancarlo’s current annual base salary is $850,000, and he is eligible to earn a bonus with an annual target of 100% of his annual base salary to be paid in semi-annual installments based on the achievement of performance objectives, as determined by our compensation committee.
If Mr. Giancarlo is terminated without cause (as defined in his offer letter) or Mr. Giancarlo resigns for good reason (as defined in his offer letter), Mr. Giancarlo will be eligible to receive (i) continuation of his base salary for a period of 12 months following his termination and (ii) reimbursement of COBRA payments for a period of 18 months following his termination (or if earlier upon him obtaining health care coverage from another source). If Mr. Giancarlo is terminated without cause or Mr. Giancarlo resigns for good reason during the period beginning three months prior to a change in control (as defined in his offer letter) and ending 12 months following the closing of such change in control, then, in lieu of the foregoing severance payments and benefits, he will be eligible to receive (i) an amount of cash severance equal to 12 months of his base salary plus his then target annual bonus amount, paid in a single lump sum on the 60th day following his termination, (ii) reimbursement of COBRA payments for a period of 18 months following his termination (or if earlier upon him obtaining health care coverage from another source) and (ii) the accelerated vesting of all of his unvested equity awards in full. Mr. Giancarlo must sign a release of claims agreement in favor of the company as a precondition of receiving these severance payments and benefits.
KEVAN KRYSLER
Mr. Krysler’s current base salary is $550,000, and he is eligible to earn a bonus with an annual target of 100% of his annual base salary to be paid in semi-annual installments based on the achievement of performance objectives, as determined by our compensation committee.
JOHN COLGROVE
Mr. Colgrove’s current annual base salary is $550,000, and he is eligible to earn a bonus with an annual target of 100% of his annual base salary to be paid in semi-annual installments based on the achievement of performance objectives, as determined by our compensation committee.
AJAY SINGH
Mr. Singh’s current base salary is $550,000, and he is eligible to earn a bonus with an annual target of 100% of his annual base salary to be paid in semi-annual installments based on the achievement of performance objectives, as determined by our compensation committee.
DAN FITZSIMONS
Mr. FitzSimons’ current base salary is $550,000, and he is eligible to earn a bonus with an annual target of 100% of his annual base salary to be paid in semi-annual installments based on the achievement of performance objectives, as determined by our compensation committee.

2024 PROXY STATEMENT	53

EXECUTIVE COMPENSATION
CHANGE IN CONTROL AND SEVERANCE BENEFIT PLAN
We have adopted a Change in Control and Severance Benefit Plan (Severance Plan). Employees with the title of vice president or above, including each of our named executive officers, are eligible participants under the Severance Plan. Under the Severance Plan, any named executive officer who suffers an involuntary termination of employment within the period starting three months prior to a change in control of the company and ending on the 12-month anniversary of the change in control, will receive (i) a lump sum cash payment equal to (a) 12 months of the then-current base salary for all named executive officers, other than our CEO, or (b) 18 months of the then-current base salary for our CEO, (ii) a lump sum cash payment equal to 12 months of the participant’s then-current annual target bonus, (iii) up to (a) 12 months of company-paid health insurance coverage for all named executive officers, other than our CEO, or (b) 18 months of company-paid health insurance coverage for our CEO, and (iv) accelerated vesting of 100% of the shares subject to each time-based vesting equity award held by such participant. The acceleration of outstanding performance-based awards will be based on the number of shares subject to the award as if the applicable performance criteria had been attained at 100% of target and the acceleration of performance-based awards granted after the effective date to be governed by the applicable award agreement. The potential acceleration of outstanding LTP awards will be calculated as described below in the section titled "Potential Acceleration of LTP Awards."
Under the Severance Plan, upon a named executive officer's termination without cause or a resignation for good reason, such officer will receive (i) a lump sum cash payment equal to (a) 6 months of the then-current base salary for all named executive officers, other than our CEO, or (b) 12 months of the then-current base salary for our CEO and (ii) up to (a) 6 months of company-paid health insurance coverage for all named executive officers, other than our CEO, or (b) 18 months of company-paid health insurance coverage for our CEO.
All payments and benefits made under the Severance Plan are subject to a “best after tax” provision in case they would trigger excise tax penalties and loss of deductibility under Sections 280G and 4999 of the Code. The tables below do not apply potential reductions due to the “best after tax” provision, if any. If an employee is an eligible participant and otherwise eligible to receive severance payments and benefits under the Severance Plan that are of the same category and would otherwise duplicate the payments and benefits available under the terms of any other agreement the participant has with us, the participant will receive severance payments and benefits under such other agreement in lieu of any Severance Plan benefits to the extent such benefits are duplicative, and severance payments and benefits will be provided under the Severance Plan only to the extent, if any, that Severance Plan benefits are not duplicative benefits.
ACCELERATION UPON DEATH
In the event of the death of an employee while in a service relationship with us, all equity awards held by the employee would vest in full. Pursuant to such award terms, each of Messrs. Giancarlo, Krysler, Colgrove, Singh and FitzSimons would receive full acceleration of any time-based equity awards in the event of their death as of February 4, 2024, for an aggregate value of $27,268,953, $9,544,275, $9,544,275, $13,205,195, and $9,818,773 respectively, based on the closing market price of our common stock on February 2, 2024 (the last trading day of our fiscal year), which was $42.25 per share, and assuming full vesting of the performance-based awards based on the number of shares subject to the award as if the applicable performance criteria had been attained at 100% of target. In addition, the LTP Awards would vest as described below in the section titled "Potential Acceleration of LTP Awards."
POTENTIAL ACCELERATION OF LTP AWARDS
In the event of a change of control of the company, the number of shares earned under the LTP Awards will be equal to 33% or 66% if Pure's market capitalization has previously met or exceeded $21 billion as of the end of fiscal 2026 or 2027, respectively, or 100%, if Pure's market capitalization meets or exceeds $21 billion, in connection with a change of control closing at any time prior to March 20, 2028. The earned shares will vest in full on the earlier of: (i) March 20, 2028, and (ii) 12 months following the closing of a change of control, subject to the executive's continuous service through such date.
In the event of the death or disability of an executive officer, the number of shares earned under the LTP Awards will be equal to 33% or 66% if Pure's market capitalization has previously met or exceeded $21 billion as of the end of fiscal 2026 or 2027, respectively, or 100%, if Pure's market capitalization meets or exceeds the $21 billion as of a measurement date immediately prior to the executive officer's death or the determination of a disability, in each case, prorated by the number of whole months from March 20, 2023 through the date of the executive's death or the determination of disability, divided by 60 months.

54

EXECUTIVE COMPENSATION
POTENTIAL PAYMENTS UPON TERMINATION OR RESIGNATION
The following table provides an estimate of the value of the payments and benefits due to each of our named executive officers assuming a termination of employment without cause or if he had terminated his employment for good reason, effective as of February 4, 2024, other than in connection with a change of control of the company, under the Severance Plan. The actual amounts to be paid can only be determined at the time of any such event.

Name	Cash Payment ($)(1)	Benefit Continuation ($)	Total ($)
Charles Giancarlo	800,000	56,049	856,049
Kevan Krysler	250,000	16,153	266,153
John Colgrove	237,500	15,938	253,438
Ajay Singh	275,000	14,842	289,842
Dan FitzSimons	255,000	15,938	270,938
(1)Reflects a cash payment (i) to Mr. Giancarlo equal to 12 months of his then-current base salary and 18 months of company-paid health insurance coverage, and (ii) to each of the other executive officers equal to six months of their then-current base salary and six months of company-paid health insurance coverage.
POTENTIAL PAYMENTS UPON TERMINATION OR RESIGNATION IN CONNECTION WITH A CHANGE OF CONTROL
The following table provides an estimate of the value of the payments and benefits due to each of our named executive officers assuming a termination of employment by the company without cause or termination of employment by the executive for good reason, effective as of February 4, 2024, in connection with a change of control of the company, under the Severance Plan. The actual amounts to be paid can only be determined at the time of any such event.

Name	Cash Payment ($)(1)	Benefit Continuation ($)(1)	Value of Accelerated Equity Awards ($)(1)(2)(3)	Total ($)
Charles Giancarlo	2,000,000	56,049	27,268,953	29,325,002
Kevan Krysler	1,000,000	32,307	9,544,275	10,576,582
John Colgrove	950,000	31,875	9,544,275	10,526,150
Ajay Singh	990,000	29,684	13,205,195	14,224,879
Dan FitzSimons	1,020,000	31,875	9,818,773	10,870,648
(1)Reflects (i) with respect to Mr. Giancarlo, a cash payment equal to 18 months of his base salary, 12 months of his annual target bonus and 18 months of company-paid health insurance coverage, as well as vesting of all shares subject to all outstanding equity awards (including performance-based equity awards granted during fiscal 2024 as if earned at 100%) held by Mr. Giancarlo, and (ii) with respect to each of the other executive officers, a cash payment equal to 12 months of the executive's base salary, 12 months of the executive officer's annual target bonus and 12 months of company-paid health insurance coverage, as well as vesting of all shares subject to all outstanding equity awards (including performance-based equity awards granted during fiscal 2024 as if earned at 100%) held by the executive.
(2)Based on the closing market price of our common stock as of February 2, 2024 (the last trading day of our fiscal year), which was $42.25.
(3)In addition to the value of accelerated equity awards set forth in this column, and as described above under the section entitled "Potential Acceleration of LTP Awards," the LTP Awards are subject to potential acceleration in the event of a change of control.

2024 PROXY STATEMENT	55

EXECUTIVE COMPENSATION
PAY RATIO INFORMATION
We are required to disclose the ratio of our CEO’s annual total compensation to the annual total compensation of our median employee, referred to as “pay ratio” disclosure.
In identifying the median employee for fiscal 2024, we identified our total employee population as of December 31, 2022, other than our CEO. We compared the total of each employee’s aggregate salary, hourly pay, bonus and other cash compensation (such as on-call or overtime pay) actually paid, and the value of stock awards vested, during calendar 2022, as reflected in our payroll records. We did not annualize the compensation of employees who were employed for less than the entire fiscal year or make cost of living adjustments. Using this approach, we identified an employee whose compensation was anomalous, as that individual was newly hired in 2022. As a result, we substituted an employee near the median whose compensation was viewed as more representative of our median employee. We then calculated the annual total compensation for this employee using the same methodology used to calculate annual total compensation for our CEO as set forth in the “Summary Compensation Table.”
For fiscal 2024, the median of the annual total compensation of all employees of Pure (other than our CEO), based on the selected median employee, was $175,434, and based on the annual total compensation for our CEO of $36,650,048, our ratio of CEO pay to the median employee pay was 209 to 1. The amounts included in the above pay ratio calculation reflect the grant date fair value of equity awards granted during fiscal 2024. As described in footnote 1 of the Summary Compensation Table, our CEO's fiscal 2024 total compensation includes the incremental fair value of the modification of our CEO's PSU award that occurred in March 2024. That amount does not reflect the grant of a new award, but instead represents the accounting cost of the modification. Absent the PSU award modification, our CEO's annual total compensation in fiscal 2024, inclusive of the LTP Award, would have been $25,581,323, and the fiscal 2024 pay ratio would have been 146 to 1.
The pay ratio above represents Pure’s reasonable estimate calculated in a manner consistent with the SEC rules, which allow for significant flexibility in how companies identify the median employee, and each company may use a different methodology and make different assumptions particular to that company. As a result, and as explained by the SEC when it adopted the pay ratio rules, the ratio was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand our compensation practices and pay-ratio disclosures.
ALTERNATIVE PAY RATIO WITH ANNUALIZED LTP AWARD
As discussed in the “Compensation Discussion and Analysis,” during fiscal 2024, each of the NEOs, including our CEO, received an LTP Award as a complement to the executive officers’ annual equity grants to incentivize them to drive strong, sustained increases in stockholder value over a multi-year performance period. Under SEC disclosure rules, the entire grant date fair value of the LTP Award is required to be reported in the Summary Compensation Table in the year of grant rather than over the performance period. Accordingly, when calculating the pay ratio disclosed above, our CEO's LTP Award was included in the calculation at its full grant date fair value.
When determining grant levels, however, our compensation committee considers the long-term orientation of the LTP Awards and reviews executive pay on an annualized basis rather than on a grant date basis. The committee believes that considering our CEO's LTP Award on an annualized basis is a better representation of his actual pay and provides a more direct comparison to market levels than considering the award on a grant date basis. In addition to the required pay ratio calculation above, Pure has calculated an alternative pay ratio using an adjusted amount of our CEO's compensation that annualizes his LTP Award by (i) deducting the grant date fair value of the LTP Award from fiscal 2024 compensation and (ii) instead including as fiscal 2024 compensation one-fifth of the grant date fair value of our CEO's LTP Award to reflect the LTP Award's five-year performance period. When calculated in this manner, our CEO's adjusted fiscal 2024 compensation was $25,221,635 and the fiscal 2024 pay ratio is 144 to 1. Absent the PSU award modification described above, when including only the annualized portion of the LTP Award, our CEO's fiscal 2024 annual total compensation under this alternative calculation would have been $14,152,910 and the fiscal 2024 pay ratio would have been 81 to 1.
This alternative pay ratio is not a substitute for the pay ratio calculated in accordance with the SEC disclosure rules, but Pure believes it is helpful in fully evaluating the ratio of Mr. Giancarlo’s annual total compensation to the median of the annual total compensation of all of Pure’s employees.

56

EXECUTIVE COMPENSATION
PAY VERSUS PERFORMANCE
We are providing the following information about the relationship between executive compensation actually paid (CAP), as defined under Item 402(v) of Regulation S-K, and certain financial performance measures of Pure. For further information concerning Pure’s variable pay-for-performance philosophy and how Pure aligns executive compensation with Pure’s performance, refer to “Executive Compensation – Compensation Discussion and Analysis.”

			Average Summary Compensation Table Total for Non-PEO NEOs (d)($)(3)	Average Compensation Actually Paid to Non-PEO NEOs (e)($)(2)	Value of Initial Fixed $100 Investment Based on:
Fiscal Year (a)	Summary Compensation Table for PEO (b)($)(1)	Compensation Actually Paid to PEO (c)($)(2)			Total Shareholder Return (f)($)	Peer Group Total Shareholder Return (g)($)(4)	Net Income (Loss) (in thousands) (h)($)	Revenue (in thousands) (i)($)
2024	36,650,048	40,458,685	13,349,070	15,151,161	237	166	61,311	2,830,621
2023	11,284,123	15,303,936	4,407,257	6,151,443	168	133	73,071	2,753,434
2022	9,794,382	14,575,257	3,961,982	8,732,531	148	141	(143,259)	2,180,848
2021	8,081,741	14,452,520	4,127,981	8,083,765	130	125	(282,076)	1,684,179
(1)Total Compensation as set forth in the Summary Compensation Table in this proxy statement. Mr. Giancarlo served as our Principal Executive Officer (PEO) in each of fiscal 2024, 2023, 2022 and 2021. Compensation in fiscal 2024 includes the incremental fair value of the PSU award earned by our PEO due to the modification of such award.
(2)The Compensation Actually Paid (CAP) is determined in accordance with Item 402(v) of Regulation S-K. The fair value of stock options was determined using a Black-Scholes model, the fair value of PSUs reflect the probable outcome of the performance vesting conditions as of each measurement date, the fair value of RSUs was based on the stock price on the vesting date, and the fair value of the LTP Awards was determined using a Monte Carlo simulation model. For each covered year, the values included in column (c) for the CAP to our PEO and in column (e) for the average CAP to our non-PEO named executive officers reflect the adjustments set forth below. Pure does not maintain a pension plan and does not pay dividends on its common stock so no adjustments for these factors were necessary.

PEO	2024 ($)	2023 ($)	2022 ($)	2021 ($)
Summary Compensation Table (SCT) Total for PEO (column b)	36,650,048	11,284,123	9,794,382	8,081,741
- Amounts reported in the SCT for equity awards (stock awards or options granted in the Covered Year)	35,023,555	9,469,212	7,735,478	6,695,186
+ Year-end fair value of unvested equity awards granted in the Covered Year	35,540,126	9,089,350	10,600,618	10,386,295
+ Fair value as of the vesting date for equity awards granted in the Covered Year that vested during the Covered Year	—	—	—	—
+/- Change in fair value as of the end of the Covered Year (compared to the end of the prior fiscal year) for equity awards granted in prior fiscal years which are outstanding and unvested as of the end of the Covered Year	2,963,661	2,086,128	1,973,507	4,319,563
+/- Change in fair value as of the vesting dates (compared to the end of the prior fiscal year) for equity awards granted in prior years that vested in the Covered Year	328,405	2,313,548	(57,773)	(1,639,893)
- Fair value at the end of the prior fiscal year for equity awards granted in prior years that were forfeited during the Covered Year.	—	—	—	—
CAP TO PEO (column c)	40,458,685	15,303,936	14,575,257	14,452,520

2024 PROXY STATEMENT	57

EXECUTIVE COMPENSATION

AVERAGE FOR NON-PEO NEOS	2024($)	2023 ($)	2022 ($)	2021 ($)
Summary Compensation Table (SCT) Total for PEO (column b)	13,349,070	4,407,257	3,961,982	4,127,981
- Amounts reported in the SCT for equity awards (stock awards or options granted in the Covered Year)	12,258,207	3,195,871	2,642,954	3,050,029
+ Year-end fair value of unvested equity awards granted in the Covered Year	12,439,033	3,067,667	6,095,363	4,731,534
+ Fair value as of the vesting date for equity awards granted in the Covered Year that vested during the Covered Year	—	—	—	—
+/- Change in fair value as of the end of the Covered Year (compared to the end of the prior fiscal year) for equity awards granted in prior fiscal years which are outstanding and unvested as of the end of the Covered Year	1,324,680	960,605	1,177,864	2,172,166
+/- Change in fair value as of the vesting dates (compared to the end of the prior fiscal year) for equity awards granted in prior years that vested in the Covered Year	296,584	911,786	140,277	102,112
- Fair value at the end of the prior fiscal year for equity awards granted in prior years that were forfeited during the Covered Year.	—	—	—	—
AVERAGE CAP TO NON-PEO NEOs (column e)	15,151,161	6,151,443	8,732,531	8,083,765
(3)Average of the Total Compensation as set forth in the Summary Compensation Table in the proxy statement for the applicable year for the named executive officers, other than our PEO, which are comprised of the following individuals: for 2023 and 2024, Messrs. Krysler, Colgrove, Singh and FitzSimons; for 2022, Messrs. Krysler, Colgrove and Singh; and for 2021, Messrs. Krysler, Colgrove and Paul Mountford. Compensation in fiscal 2024 includes the incremental fair value of the PSU awards earned by our NEOs due to the modification of such awards.
(4)Based on the NYSE Arca Tech 100 Index.

Compensation Actually Paid vs. Company TSR & Peer Group TSR	Compensation Actually Paid vs. Net Income

Compensation Actually Paid (in thousands)
$45,000,000
$40,000,000
$35,000,000
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
$100
$50
$0
($50)
($100)
($150)
($200)
($250)
($300)
Net Income/Loss (in millions)
2021
2022
2023
2024
PEO CAP
Avg. Non-PEO CAP
Net Income

Compensation Actually Paid vs. Revenue

$45,000,000
$40,000,000
$35,000,000
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
Compensation Actually Paid (in thousands)
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
Revenue (in millions)
2021
2022
2023
2024
PEO CAP
Avg. Non-PEO CAP
Revenue

We have identified the performance measures below as the most important in setting compensation for our named executive officers for fiscal 2024, each of which is described in more detail in the section above titled “Executive Compensation – Compensation Discussion and Analysis.”

Revenue Non-GAAP Operating Profit Subscription Services Revenue Subscription ARR NPS

58

STOCK OWNERSHIP INFORMATION
SECURITY OWNERSHIP
The following table sets forth, as of April 1, 2024, certain information with respect to the beneficial ownership of our common stock: (a) by each person known by us to be the beneficial owner of more than five percent of the outstanding shares of our common stock, (b) by each of our directors, (c) by each of our named executive officers, and (d) by all of our current executive officers and directors as a group.
The percentage of shares beneficially owned shown in the table is based on 324,941,546 shares of common stock outstanding as of April 1, 2024. In computing the number of shares of capital stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares of our common stock subject to options held by the person that are currently exercisable or exercisable within 60 days of April 1, 2024 and shares or our common stock subject to RSUs which vest within 60 days of April 1, 2024. However, we did not deem such shares of our capital stock outstanding for the purpose of computing the percentage ownership of any other person.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown beneficially owned by them, subject to applicable community property laws. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares. Except as otherwise noted below, the address for persons listed in the table is c/o Pure Storage, Inc., 2555 Augustine Dr., Santa Clara, California 95054.

Name of Beneficial Owner	Common Stock	Shares Subject to Options Exercisable as of April 1, 2024 or Which Become Exercisable Within 60 Days of This Date	Shares Subject to RSUs Which Vest Within 60 Days of April 1, 2024	Total Shares	%
Executive Officers:
Charles Giancarlo (1)	1,597,340	1,000,000	—	2,597,340	*
John Colgrove (2)	14,442,821	208,333	—	14,651,154	4.5
Kevan Krysler	394,279	—	—	394,279	*
Ajay Singh	219,268	—	—	219,268	*
Dan FitzSimons	33,597	—	—	33,597	*
Directors:
Andrew Brown	36,421	—	—	36,421	*
Scott Dietzen (3)	1,265,512	—	—	1,265,512	*
John Murphy	18,433	—	—	18,433	*
Jeff Rothschild	89,927	—	—	89,927	*
Roxanne Taylor	47,200	—	—	47,200	*
Susan Taylor	82,090	—	—	82,090	*
Greg Tomb	13,594	—	—	13,594	*
Mallun Yen	21,578	—	—	21,578	*
All directors and executive officers as a group (13 persons)	18,262,060	1,208,333	—	19,470,393	6.0
5% Stockholders:
FMR and affiliated entities (4)	46,783,529	—	—	46,783,529	14.4
The Vanguard Group (5)	31,782,078	—	—	31,782,078	9.8
BlackRock, Inc. (6)	17,513,392	—	—	17,513,392	5.4
*    Denotes less than 1%

2024 PROXY STATEMENT	59

STOCK OWNERSHIP INFORMATION
(1)Includes 731,414 shares held by Giancarlo Family Trust UAD 11/02/98.
(2)Includes (i) 2,765,000 shares held by Eric Edward Colgrove Irrevocable Trust DTD Feb 8, 2011, Jeff Rothschild TTEE, (ii) 2,765,000 shares held by Richard Winston Colgrove Irrevocable Trust DTD Feb 8, 2011, Jeff Rothschild TTEE, and (iii) 701,959 shares held by the Colgrove Family Living Trust, over which Mr. Colgrove shares voting and dispositive power.
(3)Includes (i) 918,512 shares held by Scott Dietzen 2022 Revocable Trust U/A DTD 04/19/2022, (ii) 173,500 shares held by JP Morgan Trust Company of Delaware, as Trustee of the Davis Louis Dietzen GST Exempt Trust under agreement dtd 3/25/2014 and (iii) 173,500 shares held by JP Morgan Trust Company of Delaware, as Trustee of the Willa Sloan Dietzen GST Exempt Trust under agreement dtd 3/25/2014.
(4)Based on information contained in a schedule 13G/A filed on February 9, 2024. The Schedule 13G/A reports that FMR LLC has sole dispositive power with respect to 46,783,529 shares. FMR LLC is located at 245 Summer St, Boston, MA 02210.
(5)Based on information contained in a schedule 13G/A filed on February 12, 2024. The Schedule 13G/A reports that The Vanguard Group has shared voting power with respect to 121,003 shares, sole dispositive power with respect to 31,342,502 shares, and shared dispositive power with respect to 439,576 shares. The Vanguard Group is located at 100 Vanguard Blvd, Malvern, PA 19355.
(6)Based on information contained in a schedule 13G filed on January 31, 2024. The Schedule 13G reports that BlackRock, Inc. has sole voting power with respect to 16,581,813 shares and sole dispositive power with respect to 17,513,392 shares. BlackRock, Inc. is located at 50 Hudson Yards, New York, NY 10001.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act and the rules of the SEC require our directors and executive officers to file reports of their ownership and changes in ownership of common stock with the SEC. Our personnel generally prepare and file these reports for our directors and officers on the basis of information obtained from each director and officer and pursuant to a power of attorney. Based upon a review of filings with the SEC and/or written representations, we believe that all of our directors and executive officers and, to our knowledge, beneficial owners of more than 10% of our common stock complied with the reporting requirements of Section 16(a) of the Exchange Act during fiscal 2024.

60

STOCK OWNERSHIP INFORMATION
EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes our equity compensation plan information as of February 4, 2024.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(3)
Equity plans approved by stockholders	34,415,614	$14.79	24,858,168
Equity plans not approved by stockholders(4)	—	$—	—
TOTAL	34,415,614		24,858,168
(1)Includes our 2009 Equity Incentive Plan and the 2015 Plan, but does not include future rights to purchase shares under our ESPP, which depend on a number of factors described in our ESPP.
(2)The weighted average exercise price is calculated based solely on outstanding stock options and excludes the shares of common stock included in column (a) that are issuable upon the vesting of (i) 30,360,063 shares under stock awards then outstanding under our 2015 Plan and (ii) 260,212 shares under stock awards then outstanding under the Portworx Inc. 2020 Equity Incentive Plan, none of which have an exercise price.
(3)Includes our 2015 Plan and ESPP. Our 2015 Plan provides that the total number of shares of common stock reserved for issuance thereunder will be automatically increased, on the first day of each fiscal year in an amount equal to 5% of the total number of shares of our capital stock outstanding on the last day of the calendar month prior to the date of each automatic increase, or a lesser number of shares determined by our board of directors. Our ESPP provides that the number of shares of common stock available for issuance thereunder is automatically increased on February 1st of each fiscal year by the lesser of (i) 1% of the total number of shares of our common stock outstanding on the last day of the calendar month prior to the date of the automatic increase, and (ii) 3,500,000 shares; provided that our board of directors may determine that such increase will be less than the amount set forth above.
(4)Excludes stock options and RSUs assumed by Pure in connection with the acquisition of Portworx Inc. As of February 4, 2024, a total of 438,383 shares of common stock were issuable upon the exercise of outstanding stock options and 260,212 shares of common stock were issuable upon the vesting of RSUs under those assumed awards. The weighted average exercise price of those outstanding stock options is $1.87 per share. No additional awards may be granted under those assumed arrangements.

2024 PROXY STATEMENT	61

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to Be Held on June 12, 2024
Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the Notice) because our board of directors is soliciting your proxy to vote at the 2024 annual meeting of stockholders, including at any adjournments or postponements thereof. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice. The proxy statement and annual report are available at www.proxyvote.com.
We intend to mail the Notice on or about May 3, 2024 to all stockholders of record.
How do I attend and participate in the annual meeting online?
We will be hosting the meeting via live webcast only. Any stockholder of record can attend the meeting live online at www.virtualshareholdermeeting.com/PSTG2024. The webcast will start at 8:30 am PT on June 12, 2024. Stockholders may vote and submit questions while attending the meeting online. The webcast will open at 8:15 am PT on June 12, 2024.
In order to enter the meeting, you will need the 16-digit control number, which is included in the Notice or on your proxy card if you are a stockholder of record of shares of common stock, or included with your voting instruction card and voting instructions received from your broker, bank or other agent if you hold your shares of common stock in “street name.” Instructions on how to attend and participate online are available at www.virtualshareholdermeeting.com/PSTG2024. If you encounter difficulties accessing the virtual meeting, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/PSTG2024.
Who can vote at the meeting?
Only stockholders of record at the close of business on April 17, 2024 will be entitled to vote at the meeting. On the record date, there were 325,095,040 shares of common stock outstanding and entitled to vote.
A list of stockholders entitled to vote will be available for 10 days prior to the annual meeting at our headquarters, 2555 Augustine Dr., Santa Clara, California 95054. If you would like to view the stockholder list, please contact our Investor Relations Department at ir@purestorage.com to schedule an appointment. In addition, a list of stockholders of record will be available in the online meeting portal during the meeting for inspection by stockholders of record for any legally valid purpose related to the meeting.
Stockholder of Record: Shares Registered in Your Name
If, on April 17, 2024, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online during the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If, on April 17, 2024, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the virtual annual meeting. Because you are not the stockholder of record, you may vote your shares online during the meeting only by following the instructions from your broker, bank or other agent.

62

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
What am I voting on?
There are four matters scheduled for a vote:
•Election of three Class III directors to hold office until our 2027 annual meeting of stockholders;
•Ratification of the selection of Deloitte & Touche as our independent registered public accounting firm for the fiscal year ending February 2, 2025; and
•Approval, on an advisory basis, of the compensation of our named executive officers, as described in this proxy statement.
What if another matter is properly brought before the meeting?
Our board of directors knows of no other matters that will be presented for consideration at the meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
Will I be able to ask questions at the annual meeting?
You will be able to submit written questions during the annual meeting by following the instructions that will be available on the annual meeting website during the annual meeting. Only questions pertinent to meeting matters or the Company and submitted in accordance with the meeting’s Rules of Conduct will be answered during the meeting, subject to time constraints. Questions that are substantially similar may be grouped and answered together to avoid repetition. The meeting’s Rules of Conduct will be available on the annual meeting website.
If there are questions pertinent to meeting matters that cannot be answered during the meeting due to time constraints, management will post answers to a representative set of such questions at investor.purestorage.com. The questions and answers will remain available until Pure’s next proxy statement is filed. We also encourage you to read our Form 10-K for fiscal 2024, which is available at www.proxyvote.com.
How do I vote?
The procedures for voting are fairly simple as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote online during the meeting, vote by proxy through the internet, vote by proxy over the telephone, or vote by proxy using a proxy card that you may request. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the meeting, you may still attend online and vote during the meeting. In such case, your previously submitted proxy will be disregarded.
•To vote online during the meeting, follow the provided instructions to join the meeting at www.virtualshareholdermeeting.com/PSTG2024, starting at 8:15 am PT on June 12, 2024.
•To vote online before the meeting, go to www.proxyvote.com.
•To vote by telephone, call 1-800-690-6903.
•To vote by mail, simply complete, sign and date the proxy card or voting instruction card, and return it promptly in the envelope provided.
If we receive your vote by internet or phone or your signed proxy card up until 11:59 p.m. Eastern Time the day before the 2024 annual meeting of stockholders, we will vote your shares as you direct. To vote, you will need the 16-digit control number in the Notice, on your proxy card or in the instructions that accompanied the proxy materials.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote online during the meeting, you must follow the instructions from your broker, bank or other agent.

2024 PROXY STATEMENT	63

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Can I change my vote after submitting my proxy?
Yes. If you are a record holder of shares, you may revoke, subject to the voting deadlines above, your proxy by:
•Submitting another properly completed proxy card with a later date;
•Granting a subsequent proxy by telephone or through the internet;
•Sending a timely written notice that you are revoking your proxy to our Secretary at 2555 Augustine Dr., Santa Clara, California 95054; or
•Attending and voting online during the meeting. Simply attending the meeting will not, by itself, revoke your proxy.
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by such party.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote online during the meeting, through the internet, by telephone or by completing your proxy card, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the NYSE deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation, and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposals 1 or 3 without your instructions but may vote your shares on Proposal 2 even in the absence of your instruction.
Please instruct your bank, broker or other agent to ensure that your vote will be counted.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote but do not make specific choices, your shares will be voted FOR the election each of the nominees for Class III director, FOR the ratification of the selection of Deloitte & Touche as our independent registered public accounting firm, and FOR the advisory approval of named executive officer compensation. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.
How many votes do I have?
Each holder of common stock will have the right to one vote per share.
How many votes are needed to approve each proposal?
•Proposal 1: The three nominees for Class III directors that receive the highest number of FOR votes will be elected. Only votes “For” will affect the outcome.
•Proposal 2: The ratification of the selection of our independent registered public accounting firm must receive FOR votes from the holders of a majority in voting power of the shares present at the meeting or represented by proxy and entitled to vote on the proposal.
•Proposal 3: The advisory approval of the compensation of our named executive officers must receive FOR votes from the holders of a majority in voting power of the shares present at the meeting or represented by proxy and entitled to vote on the proposal.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

64

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
How are broker non-votes and abstentions treated?
If your shares of common stock are held by a broker on your behalf, and you do not instruct the broker as to how to vote these shares on Proposal 2, the broker may exercise its discretion to vote for or against that proposal in the absence of your instruction. With respect to Proposals 1 and 3, the broker may not exercise discretion to vote on those proposals. Such event would constitute a “broker non-vote,” and these shares will not be counted as having been voted on the applicable proposal. However, broker non-votes will be considered present and entitled to vote at the meeting and will be counted in determining whether or not a quorum is present. Please instruct your broker so your vote can be counted.
If stockholders abstain from voting, the applicable shares of common stock will be considered present and entitled to vote at the meeting and will be counted in determining whether or not a quorum is present. With respect to Proposal 1, abstentions are not considered WITHHOLD votes or votes cast FOR a nominee’s election and will have no effect in determining whether a nominee for director has received sufficient votes. With respect to Proposal 2 and 3, abstentions are considered in determining the number of votes required to obtain the necessary majority vote for the proposal and will have the same effect as voting against the proposal.
Who counts the votes?
We have engaged Broadridge Financial Solutions as our independent agent to tabulate stockholder votes. If you are a stockholder of record and you choose to vote over the internet (either prior to or during the meeting) or by telephone, Broadridge will access and tabulate your vote electronically, and if you choose to sign and mail your proxy card, your executed proxy card is returned directly to Broadridge for tabulation. As noted above, if you hold your shares through a broker, your broker (or its agent for tabulating votes of shares held in street name, as applicable) returns one proxy card to Broadridge on behalf of all its clients.
Who is paying for this proxy solicitation?
We will pay for the cost of soliciting proxies. Please be aware that you must bear any costs associated with your internet access. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid additional compensation for soliciting proxies. We may retain D.F. King to assist us in soliciting proxies for a fee of approximately $14,000, plus reasonable out-of-pocket expenses incurred in the process of soliciting proxies. We may reimburse brokers, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the instructions on the Notices to ensure that all your shares are voted.
When are stockholder proposals due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 4, 2025, to our Secretary at 2555 Augustine Dr., Santa Clara, California 95054; provided that if the date of next year’s meeting is earlier than May 13, 2025 or later than July 12, 2025, the deadline will be a reasonable time before we begin to print and send our proxy materials for next year’s meeting. If you wish to nominate a director or submit a proposal that you do not desire to be included in next year’s proxy materials, you must do so between February 12, 2025 and March 14, 2025; provided that if the date of that annual meeting of stockholders is earlier than May 13, 2025 or later than July 12, 2025, you must give the required notice not earlier than the 120th day prior to the meeting date and not later than the 90th day prior to the meeting date or, if later, the 10th day following the day on which public disclosure of that meeting date is first made. You are also advised to review our amended and restated bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the aggregate voting power of the shares of common stock entitled to vote at the meeting are present at the meeting or represented by proxy.

2024 PROXY STATEMENT	65

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote during the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of the aggregate voting power of shares present at the meeting or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the annual meeting?
We expect that preliminary voting results will be announced during the meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the meeting.
What does it mean if multiple members of my household are stockholders but we only received one Notice or full set of proxy materials in the mail?
The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for notices and proxy materials with respect to two or more stockholders sharing the same address by delivering a single Notice or set of proxy materials addressed to those stockholders. In accordance with a prior notice sent to certain brokers, banks, dealers or other agents, we are sending only one Notice or full set of proxy materials to those addresses with multiple stockholders unless we received contrary instructions from any stockholder at that address.
This practice, known as “householding,” allows us to satisfy the requirements for delivering Notices or proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of these documents. Householding helps to reduce our printing and postage costs, reduces the amount of mail you receive and helps to preserve the environment. If you currently receive multiple copies of the Notice or proxy materials at your address and would like to request “householding” of your communications, please contact your broker. Once you have elected “householding” of your communications, “householding” will continue until you are notified otherwise or until you revoke your consent by notifying your broker.
To make a change regarding the format of your proxy materials (electronically or in print), or to request receipt of a separate set of documents to a household, contact us through our website at investor.purestorage.com, or by mail at 2555 Augustine Dr., Santa Clara, California 95054.

66

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Our board of directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the associated proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors
NICOLE ARMSTRONG
Chief Administrative and Legal Officer and Corporate Secretary
Santa Clara, California
May 3, 2024
We have filed our Annual Report on Form 10-K for the fiscal year ended February 4, 2024 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Stockholders can also access this proxy statement and our Annual Report on Form 10-K at investor.purestorage.com, or a copy of our Annual Report on Form 10-K for the fiscal year ended February 4, 2024 is available without charge upon written request to ir@purestorage.com or to our Secretary at 2555 Augustine Dr., Santa Clara, California 95054.

2024 PROXY STATEMENT	67

purestorage.com

800.379.PURE

PURESTORAGE®

©2024 Pure Storage, the Pure Storage P Logo, and the marks in the Pure Storage Trademark List are trademarks or registered trademarks of Pure Storage Inc. in the U.S. and/or other countries. The Trademark List can be found at purestorage.com/trademarks. Other names may be trademarks of their respective owners.

PS2578-01-en 03/24

SCAN TO
VIEW MATERIALS & VOTE

PURE STORAGE, INC.
2555 AUGUSTINE DRIVE
SANTA CLARA, CA 95054

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 11, 2024. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PSTG2024**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 11, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For All	Withhold All	For All Except
The Board of Directors recommends you vote FOR ALL of the following nominees:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Jeff Rothschild   02) Susan Taylor   03) Mallun Yen

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain
2. Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending February 2, 2025.	☐	☐	☐
3. An advisory vote on our named executive officer compensation.	☐	☐	☐

NOTE: The proxyholders may vote in their discretion on such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]   Date

Signature (Joint Owners)   Date

0000640395_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com

PURE STORAGE, INC.
Annual Meeting of Stockholders
June 12, 2024 8:30 AM PDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Charles Giancarlo, Nicole Armstrong and Kevan Krysler, or any one of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of PURE STORAGE, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 AM PDT on June 12, 2024, at www.virtualshareholdermeeting.com/PSTG2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000640395_2 R1.0.0.6